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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.-12
Sealed Air Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                      April 15, 2005

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of the Stockholders of Sealed Air Corporation scheduled to be held on Friday, May 20, 2005 at 10:00 a.m., Eastern Time, at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894. Your Board of Directors and senior management look forward to greeting you at the meeting.

        At this meeting, you will be asked to elect the entire Board of Directors of the Company, to approve the 2005 Contingent Stock Plan of Sealed Air Corporation and the Performance-Based Compensation Program of Sealed Air Corporation as amended, and to ratify the selection of KPMG LLP as the Company's independent auditor for 2005. These matters are important, and we urge you to vote in favor of the nominees, the compensation proposals, and the ratification of the appointment of the independent auditor.

        Regardless of the number of shares of common stock you own, it is important that you vote them in person or by proxy at the meeting. Stockholders of record can vote via the Internet, telephone or mail. Instructions for voting via the Internet and telephone are set forth in the attached Proxy Statement and on your proxy card. You may also vote your shares by signing, dating and mailing the enclosed proxy in the return envelope provided. Your prompt cooperation is appreciated.

        On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

WILLIAM V. HICKEY President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 20, 2005

        The Annual Meeting of Stockholders of Sealed Air Corporation, a Delaware corporation (the "Company"), will be held on May 20, 2005 at 10:00 a.m., Eastern Time, at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894, for the following purposes:

  1.
  To elect the entire Board of Directors of the Company;

  2.
  To approve the 2005 Contingent Stock Plan of Sealed Air Corporation;

  3.
  To approve the Performance-Based Compensation Program of Sealed Air Corporation as amended;

  4.
  To ratify the appointment of KPMG LLP as the independent auditor of the Company for the fiscal year ending December 31, 2005; and

  5.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on March 22, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

        A copy of the Company's 2004 Annual Report to Stockholders has been sent or made available to all stockholders of record. Additional copies are available upon request.

        The Company invites you to attend the meeting so that management can review the past year with you, listen to your suggestions, and answer any questions you may have. In any event, because it is important that as many stockholders as possible be represented at the meeting, please review the attached Proxy Statement promptly and carefully and then vote via the Internet or telephone by following the instructions for voting set forth in the attached Proxy Statement and on your proxy card, or complete and return the enclosed proxy card in the accompanying post-paid, addressed envelope. If you attend the meeting, you may vote your shares personally even though you have previously voted by proxy.

        The only voting securities of the Company are the outstanding shares of its common stock, par value $0.10 per share. The Company will keep a list of the stockholders of record at its principal office at Park 80 East, Saddle Brook, New Jersey 07663-5291 for a period of ten days prior to the Annual Meeting.

By Order of the Board of Directors H. KATHERINE WHITE Secretary

Saddle Brook, New Jersey
April 15, 2005

SEALED AIR CORPORATION
Park 80 East
Saddle Brook, New Jersey 07663-5291

PROXY STATEMENT
Dated April 15, 2005

For the Annual Meeting of Stockholders
To Be Held on May 20, 2005

GENERAL INFORMATION

        This Proxy Statement is being furnished to the holders of the common stock, par value $0.10 per share (the "Common Stock"), of Sealed Air Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894, at 10:00 a.m., Eastern Time, on May 20, 2005, and at any adjournments thereof. The enclosed proxy is being solicited by the Board of Directors of the Company. The Company is first mailing this Proxy Statement and the enclosed proxy to stockholders on or about April 15, 2005.

VOTING PROCEDURES

        Your vote is very important. Stockholders of record may vote via the Internet, telephone or mail. The proxy card contains a web site address and a toll free telephone number that you may use to vote. If you choose to vote by mail, the Company has provided a postage-paid envelope. For your information, voting via the Internet is the least expensive to the Company, followed by telephone voting, with voting by mail being the most expensive. Also, you may help to save the Company the expense of a second mailing if you vote promptly.

Voting via the Internet

        Stockholders of record may vote via the Internet as instructed on the proxy card. Internet voting is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been recorded properly. If you vote via the Internet, you do not need to return your proxy card. Please see the proxy card for instructions.

Voting by Telephone

        Stockholders of record may also vote by calling the toll-free number listed on the proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been recorded properly. If you vote by telephone, you do not need to return your proxy card. Please see the proxy card for instructions.

Voting by Mail

        If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted as recommended by the Board of Directors.

If You Wish to Revoke Your Proxy

        Whatever method you use to vote, you may later revoke your proxy at any time before it is exercised by: (i) voting via the Internet or telephone at a later time; (ii) submitting a properly signed proxy with a later date; or (iii) voting in person at the Annual Meeting.

Voting at the Annual Meeting

        The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Any stockholder of record may vote in person at the Annual Meeting whether or not he or she has previously voted. If your shares are held in "street name," that is, in the name of a bank, broker or other holder of record, you must obtain a written proxy, executed in your favor, from the record holder to be able to vote at the meeting. If you hold shares in the Company's Profit-Sharing Plan or the Company's 401(k) Thrift Plan, you cannot vote those shares in person at the Annual Meeting; see "Voting by Plan Participants" below. The Company will treat all shares that have been voted properly, and all proxies that have not been revoked, as being present for the purpose of determining the presence of a quorum at the Annual Meeting, and the persons named in the proxy will vote all of these shares at the meeting.

Voting on Other Matters

        If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy will have the discretion to vote on those matters for you. The Company does not know of any other matters to be presented for consideration at the Annual Meeting.

Voting Policies

        Regardless of the method by which you vote, if you specify the manner in which your shares are to be voted on a matter, the shares represented by your proxy will be voted in accordance with your specification. If you do not make a voting specification, your shares will be voted in the manner recommended by the Board of Directors as shown in this Proxy Statement and on the proxy.

        Under the rules of the New York Stock Exchange, Inc. (the "NYSE"), brokers who hold shares in street name for customers have the authority to vote on specified items when they have not received instructions from their customers who are the beneficial owners of the shares. The Company understands that, unless instructed to the contrary by the beneficial owners of shares held in street name, brokers may exercise this authority to vote on the election of directors and the ratification of the appointment of the Company's independent auditor but may not exercise such authority to vote on the 2005 Contingent Stock Plan of Sealed Air Corporation or the Performance-Based Compensation Program of Sealed Air Corporation as amended. For the purpose of determining a quorum, the Company will treat as present at the meeting any proxies that are voted to abstain, including any proxies containing broker non-votes, on any matter to be acted upon by the stockholders. The Company will treat abstentions, but not broker non-votes, as votes cast on any matter.

Voting by Plan Participants

        For each participant in the Company's Profit-Sharing Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity Management Trust Company ("Fidelity"), trustee for the Profit-Sharing Plan, for the shares of Common Stock allocated to the participant's account in the Plan. For each participant in the Company's 401(k) Thrift Plan, the proxy also serves as a voting instruction card permitting the participant to provide voting instructions to Fidelity, which also acts as trustee for the 401(k) Thrift Plan, for the shares of Common Stock allocated to the participant's account in the Plan. Internet and telephone voting are also available to plan participants. Fidelity will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 5:00 p.m. (Eastern Time) on May 17, 2005. The terms of each plan provide that Fidelity will vote shares allocated to the accounts of participants who do not provide timely voting instructions in the same proportion as shares it votes on behalf of participants who provide timely voting instructions.

CORPORATE GOVERNANCE

        Under the Delaware General Corporation Law and the Company's By-Laws, the Company's business and affairs are managed by or under the direction of the Board of Directors, which delegates some of its responsibilities to its Committees and to management. The Board has adopted and operates under Corporate Governance Guidelines that reflect the Company's current governance practices in accordance with applicable statutory and regulatory requirements, including those of the Securities and Exchange Commission (the "SEC") and the NYSE. The Corporate Governance Guidelines are available on the Company's web site at www.sealedair.com and are available in print to any stockholder who requests them by calling the Company at 201-791-7600 or writing to Investor Relations, Sealed Air Corporation, Park 80 East, Saddle Brook, New Jersey 07663-5291.

        Under the Corporate Governance Guidelines and the requirements of the NYSE, the Board must consist of a majority of independent directors. The Board has established categorical standards consistent with the corporate governance standards of the NYSE to assist it in making determinations of the independence of Board members. These categorical standards require that, to be independent, a director may not have a material relationship with the Company. A director would have a material relationship in any of the following circumstances:

  •
  if the director were an employee or a member of a director's immediate family were an executive officer of

  —
   the Company or its subsidiaries, or

  —
   a company where any executive of the Company or its subsidiaries serves on the compensation committee, or

  —
   a company that makes payments to or receives payments from the Company or its subsidiaries in any year more than the greater of $1 million or 2% of the other company's consolidated gross revenues; or

  •
  if the director or a member of a director's immediate family receives more than $100,000 in direct compensation from the Company and its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service), or

  •
  if the director is affiliated with or employed by, or a member of the director's immediate family is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or any of its subsidiaries.

        The Company deems any of the applicable affiliations or arrangements described above to constitute a material relationship for three years after its actual termination. In May 2004, the Board of Directors determined that the following directors met the categorical standards set forth above and were independent: Hank Brown, Michael Chu, Lawrence R. Codey, Charles F. Farrell, Jr. and William J. Marino. Although not part of the categorical standards adopted by the Board, the Company has not made any contributions to any charitable organization in which a director serves as an executive officer which contributions, in any one year within the preceding three years, exceeded the greater of $1 million or 2% of the charitable organization's consolidated gross revenues.

        For many years, the Company has had a Code of Conduct applicable to the Company and its subsidiaries. During 2003, the Company also adopted a supplemental Code of Ethics for Senior Financial Executives that applies to the Company's Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, and all other employees performing similar functions for the Company. The texts of the Code of Conduct and the Code of Ethics for Senior Financial Executives are posted on the Company's web site at www.sealedair.com and are available in print to any stockholder who requests them by calling the Company at 201-791-7600 or writing to Investor Relations, Sealed Air Corporation,

Park 80 East, Saddle Brook, New Jersey 07663-5291. The Company will post any amendments to the Code of Conduct and the Code of Ethics for Senior Financial Executives on its web site. In accordance with the requirements of the SEC and the NYSE, the Company will also post waivers applicable to any of its officers or directors from provisions of the Code of Conduct or the Code of Ethics for Senior Financial Executives on its web site. There have been no such waivers granted.

        The Company's Board of Directors maintains an Audit Committee, a Nominating and Corporate Governance Committee, and an Organization and Compensation Committee. The members of these Committees consist only of independent directors. The Board of Directors has adopted charters for each of the Committees, which are reviewed annually by each Committee and the Board of Directors. The Committee charters are available on the Company's web site at www.sealedair.com and are available in print to any stockholder who requests them by calling the Company at 201-791-7600 or writing to Investor Relations, Sealed Air Corporation, Park 80 East, Saddle Brook, New Jersey 07663-5291.

        The Board of Directors holds six regular meetings per year and meets on other occasions when circumstances require. Directors spend additional time preparing for Board and Committee meetings, and the Company may call upon them for advice between meetings. Directors are also encouraged to attend director education programs.

        The Corporate Governance Guidelines adopted by the Board provide that the Board will meet regularly in executive session without management in attendance. The Board currently holds three non-management executive sessions per year, all of which were held in 2004. One of these non-management executive sessions includes only independent directors. The Board designates a non-management director to preside at each executive session. The presiding director is selected at the regular meeting of the Board prior to the meeting at which a non-management executive session is scheduled. The chairman of the Nominating and Corporate Governance Committee serves as the presiding director if no other director has been selected or if the selected presiding director is unable to serve.

        Under the Corporate Governance Guidelines, the Company expects directors to regularly attend meetings of the Board and of all Committees on which they serve and to review the materials sent to directors in advance of those meetings. Nominees for election at each annual meeting of stockholders are expected to attend the annual meeting. Of the nine nominees for election at the Annual Meeting this year, eight currently serve as directors, and all eight attended the 2004 annual meeting.

        Stockholders and other interested parties may communicate directly with the non-management directors of the Board by writing to Non-Management Directors, c/o Corporate Secretary at the Company's address shown on page 1, or by sending an email to directors@sealedair.com. In either case, the chairman of the Nominating and Corporate Governance Committee will receive all correspondence and will communicate with the other directors as appropriate. Information on how to communicate with the non-management directors is posted on the Company's web site at www.sealedair.com.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; STATUS OF MEMBERS

Board Meetings

        During 2004, the Board of Directors held eleven meetings, excluding actions by unanimous written consent, and held three executive sessions with only non-management directors in attendance, one of which was attended only by independent directors. Each current member of the Board of Directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and of the Committees of the Board on which the director served during 2004.

Committees of the Board of Directors

Audit Committee

        The principal responsibility of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities for monitoring and overseeing:

  •
  the Company's systems of internal accounting and financial controls,

  •
  the public reporting processes of the Company,

  •
  the performance of the Company's internal audit function,

  •
  the annual independent audit of the Company's consolidated financial statements,

  •
  the integrity of the Company's consolidated financial statements,

  •
  the Company's compliance with legal and regulatory requirements, and

  •
  the retention, performance, qualifications, rotation of personnel and independence of the Company's independent auditor.

        The independent auditor for the Company is directly accountable to the Audit Committee. The Audit Committee has the authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor, subject to ratification of the selection of the independent auditor by the Company's stockholders at the annual meeting of stockholders.

        The current members of the Audit Committee are Hank Brown, who serves as chairman, Michael Chu and Lawrence R. Codey. The Company's Board of Directors has determined that each current member of the Audit Committee is independent, as defined in the listing standards of the NYSE applicable to the Company, is financially literate, and is an audit committee financial expert in accordance with the standards of the SEC. No director is eligible to serve on the Audit Committee if that director simultaneously serves on the audit committees of three or more other public companies. The Audit Committee held ten meetings in 2004, excluding actions by unanimous written consent. During 2004, the Audit Committee met privately with representatives of the Company's independent auditor, KPMG LLP, on four occasions, met privately with the Company's Director of Internal Audit on four occasions, and met privately with the Company's management on four occasions.

Nominating and Corporate Governance Committee

        The principal responsibilities of the Nominating and Corporate Governance Committee are to:

  •
  identify individuals qualified to become Board members, consistent with criteria approved by the Board, recommend to the Board director nominees for the next annual meeting of stockholders and director nominees to fill vacancies or newly-created directorships at other times,

  •
  develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company,

  •
  evaluate the Board and its Committees,

  •
  recommend to the Board director nominees for each Committee, and

  •
  recommend to the Board the compensation of directors.

        The current members of the Nominating and Corporate Governance Committee are Messrs. Brown, Codey, who serves as chairman, and Charles F. Farrell, Jr. The Company's Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is independent, as defined in the listing standards of the NYSE applicable to the Company. The Nominating and Corporate Governance Committee held five meetings in 2004, excluding actions by unanimous written consent.

        The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders of the Company in accordance with a policy adopted by the Committee. Recommendations should be submitted to the Secretary of the Company in writing at the address shown on page 1, along with additional required information about the nominee and the stockholder making the recommendation. A copy of the policy is attached to this Proxy Statement as Annex A and posted on the Company's web site at www.sealedair.com.

        The Nominating and Corporate Governance Committee and the Board have identified the qualifications for nomination to the Board. A copy of those qualifications is attached to this Proxy Statement as Annex B and posted on the Company's web site at www.sealedair.com. The process by which the Committee identifies and evaluates nominees for directors is the same regardless of whether the nominee is recommended by a stockholder. When the Board or the Nominating and Corporate Governance Committee has identified the need to add a new Board member with specific qualifications or to fill a vacancy on the Board, the chairman of the Committee will initiate a search, seeking input from other directors and senior management and hiring a search firm, if necessary. The initial list of candidates that satisfy the specific criteria, if any, and otherwise qualify for membership on the Board will be identified by the Committee. At least one member of the Committee (preferably the chairman) and the Chief Executive Officer of the Company will interview each qualified candidate; other directors will also interview the candidate if possible. Based on a satisfactory outcome of those reviews, the Committee will make its recommendation on the candidate to the Board.

        The Company's By-Laws include a procedure that stockholders must follow in order to nominate a person for election as a director at an annual meeting of stockholders, other than a nomination submitted by a stockholder to the Nominating and Corporate Governance Committee under the policy and procedures described above. The By-Laws require that timely notice of the nomination in proper written form including all required information be provided to the Secretary of the Company. A copy of the Company's By-Laws is posted on the Company's web site at www.sealedair.com.

Organization and Compensation Committee

        The principal responsibilities of the Organization and Compensation Committee are to assist the Board in fulfilling its responsibilities relating to:

  •
  compensation of the Company's officers and the key employees of the Company and its subsidiaries,

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  performance of the Chief Executive Officer of the Company and the Company's management,

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  management development and succession planning,

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  administration of the Contingent Stock Plan, including authorizing the issuance of shares under that plan, and

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  the tax-qualified retirement plans sponsored by the Company.

        The current members of the Organization and Compensation Committee are Messrs. Chu, Farrell, who serves as chairman, and William J. Marino. The Company's Board of Directors has determined that each current member of the Organization and Compensation Committee is independent, as defined in the listing standards of the NYSE applicable to the Company. The Organization and Compensation Committee held six meetings in 2004, excluding actions by unanimous written consent.

Compensation Committee Interlocks and Insider Participation

        During 2004, Messrs. Chu, Farrell and Marino served as members of the Organization and Compensation Committee of the Company. None of the members of the Organization and Compensation Committee has been an officer or employee of the Company or any of its subsidiaries.

DIRECTOR COMPENSATION

Board Retainers

        Under the 2002 Stock Plan for Non-Employee Directors, each member of the Board of Directors who is neither an officer nor an employee of the Company and who is elected at an annual meeting of stockholders receives an annual retainer for serving as a director. The Board of Directors sets the amount of the annual retainer prior to the annual meeting. The Board of Directors has set the annual retainer for 2005 at $60,000, which is the same level as for 2002 through 2004.

        A non-employee director who is elected other than at an annual meeting is entitled to an interim retainer on the date of election. The interim retainer is one-twelfth of the annual retainer paid to non-employee directors elected at the previous annual meeting for each full 30-day period during the period beginning on the date of election of the non-employee director and ending on the date of the next annual meeting provided for in accordance with the Company's By-Laws.

        During 2004, each current director of the Company except Mr. Hickey, who is an officer and employee of the Company, received an annual retainer in the amount of $60,000.

Payment of Retainers

        The Company pays half of each retainer, whether annual or interim, in shares of its Common Stock, and half in cash, provided that each non-employee director can elect, prior to becoming entitled to the retainer, to receive all of the retainer in shares of Common Stock. The Company calculates the number of shares of Common Stock issued as all or part of an annual retainer by dividing the amount payable in shares of Common Stock by the fair market value per share. The fair market value per share is the closing price of the Common Stock on the annual meeting date or, if no sales occurred on that date, the closing price on the most recent prior day on which a sale occurred. The number of shares issued as all or part of an interim retainer is the amount payable in shares of Common Stock divided by the fair market value per share on the date of the director's election to the Board. If any calculation would result in a fractional share of Common Stock being issued, then the Company rounds the number of shares to be issued up to the nearest whole share.

        The Company pays the portion of a retainer that is payable in shares of Common Stock to the non-employee director promptly after he or she becomes entitled to receive it. Prior to the issuance of Common Stock to an eligible director or, if the director has elected to defer the retainer under the Deferred Compensation Plan for Directors, described below, prior to crediting the director's stock account with stock units representing the Common Stock, the director must pay the Company an issue price equal to the $0.10 per share par value of the Common Stock and agree to hold the shares of Common Stock covered by the award in accordance with the terms and conditions of the 2002 Stock Plan, which include restrictions on disposition as described below. The Company pays the portion of an annual retainer payable in cash, if any, in quarterly installments, and the portion of an interim retainer payable in cash, if any, in installments on the remaining quarterly installment dates for cash retainer payments to be made to non-employee directors elected at the most recent annual meeting.

Deferred Compensation Plan

        The Sealed Air Corporation Deferred Compensation Plan for Directors permits a non-employee director to elect to defer all or part of the director's annual or interim retainer until the non-employee director retires from the Board. Each non-employee director has the opportunity to elect to defer the portion of the annual or interim retainer payable in shares of Common Stock. If a non-employee director makes that election, he or she may also elect to defer the portion, if any, of the annual or interim retainer payable in cash. The Company holds deferred shares of Common Stock as stock units in a stock account; the Company does not issue these shares until it pays the non-employee director, normally after retirement from the Board, so that the non-employee director cannot vote the deferred shares. Deferred shares, when issued, are considered to be issued under the 2002 Stock Plan. The Company credits deferred cash to an unfunded cash account that earns interest quarterly at the prime rate less 50 basis points until paid. The non-employee director can elect to receive the balances in his or her stock and cash accounts in a single payment during January of the year after retirement or in five annual installments starting during January of the year after retirement.

Restrictions on Transfer

        A director may not sell, transfer or encumber shares of Common Stock issued under the 2002 Stock Plan while the director serves on the Board of Directors, except that a non-employee director may make gifts of shares issued under the 2002 Stock Plan to family members or to trusts or other forms of indirect ownership so long as the non-employee director would be deemed a beneficial owner of the shares with a direct or indirect pecuniary interest in the shares and would retain voting and investment control over the shares while the non-employee director remains a director of the Company. During this period, the director, or the director's accounts under the Deferred Compensation Plan for Directors, if the director has elected to defer payment of the shares, is entitled to receive any dividends or other distributions in respect of the shares. The director has voting rights in respect of the shares issued to the director under the 2002 Stock Plan. Since the Company holds deferred shares of Common Stock as stock units in a stock account, with no shares issued until payment is made to the non-employee director, directors cannot vote stock units representing deferred shares of Common Stock. The restrictions on the disposition of shares issued pursuant to the 2002 Stock Plan terminate upon the occurrence of specified events related to a change of control of the Company.

Other Fees and Arrangements

        Each member of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee receives a fee of $2,000 per year for serving as a member of the Committee. The chairman of the Audit Committee receives an additional fee of $4,000 per year, and the chairman of each of the Nominating and Corporate Governance Committee and the Organization and Compensation Committee receives an additional fee of $2,000 per year. Each non-employee director receives a fee of $1,500 for each Board or Committee meeting attended that is held in person (regardless of whether the director attends by conference telephone) and a fee of $750 for each Board or Committee meeting attended that is held by conference telephone. Non-employee directors who undertake special assignments at the request of the Board or of any Committee of the Board, or who attend a director education program, receive a fee of $1,000 per day. All directors are entitled to reimbursement for expenses incurred in connection with Board service, including attending Board or Committee meetings. The Company pays these fees and reimbursements in cash; these payments are not eligible for deferral under the Deferred Compensation Plan for Directors described above.

ELECTION OF DIRECTORS

        At the Annual Meeting, the stockholders of the Company will elect the entire Board of Directors to serve for the ensuing year and until their successors are elected and qualified. The Board of Directors has approved increasing the number of directors from eight, the current number of directors, to nine effective as of the date of the Annual Meeting and has designated as nominees for election the nine persons named below, consisting of the eight current directors of the Company and Dr. Jacqueline B. Kosecoff. Dr. Kosecoff was recommended to the Nominating and Corporate Governance Committee by a non-management director.

        Shares of Common Stock that are voted as instructed on the proxy card and this proxy statement will be voted in favor of the election as directors of the nominees named below unless otherwise specified in the proxy. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, which the Company does not anticipate, the shares represented by a duly completed proxy may be voted in favor of such other person as may be determined by the holder of the proxy.

Information Concerning Nominees

        The information appearing in the following table sets forth, for each nominee as a director, the nominee's business experience for the past five years, the year in which the nominee first became a director of the Company or of the former Sealed Air Corporation (described in note 1 below), and the nominee's age as of February 28, 2005.

Name	Business Experience	Director Since (1)	Age
Hank Brown	President and Chief Executive Officer of The Daniels Fund, a charitable foundation, since July 2002. Formerly President of the University of Northern Colorado from July 1998 until June 2002. Director of Frontier Airlines, Inc. and Sensient Technologies Corporation.	1997	65
Michael Chu	Senior Partner and Founding Partner of Pegasus Capital, a private investment firm deploying equity capital in Latin America, since August 2000. Senior Lecturer on the faculty of the Harvard Business School since July 2003. Formerly President and Chief Executive Officer of ACCION International, a non-profit corporation dedicated to microfinance in Latin America, Africa and the U.S., from October 1994 until December 1999, and Chair of ACCION Capital Markets from January 2000 to April 2001.	2002	56
Lawrence R. Codey	Former President of Public Service Electric and Gas Company, a public utility, until his retirement in February 2000. Director of New Jersey Resources Corporation and United Water Resources, Inc.	1993	60

T. J. Dermot Dunphy	Chairman and Chief Executive Officer of Kildare Enterprises LLC, a private equity investment and management firm. Chairman of the Board of the Company from 1998 to November 2000. Chief Executive Officer of the Company until his retirement in February 2000.	1969	72
Charles F. Farrell, Jr.	President of Crystal Creek Associates, LLC, an investment management and business consulting firm.	1971	74
William V. Hickey	President and Chief Executive Officer of the Company since March 2000. Formerly President and Chief Operating Officer of the Company. Director of Public Service Enterprise Group Incorporated and Sensient Technologies Corporation.	1999	60
Jacqueline B. Kosecoff	Executive Vice President, Specialty Companies, PacifiCare Health Systems, Inc., a consumer health organization. From 1998 to July 2002, President and Founder of Protocare, Inc., which developed and tested drugs, devices, biopharmaceutical and nutritional products, and provided related consulting and analytic services. Director of STERIS Corporation.	—	55
Kenneth P. Manning	Chairman, President and Chief Executive Officer of Sensient Technologies Corporation, an international supplier of flavors, colors and inks. Director of Badger Meter, Inc. and Sensient Technologies Corporation.	2002	63
William J. Marino	President and Chief Executive Officer of Horizon Blue Cross Blue Shield of New Jersey, a not-for-profit health service corporation. Director of Computer Horizons Corporation.	2002	61

(1)
On March 31, 1998, the Company completed a multi-step transaction, one step of which was a combination of the Cryovac business with the former Sealed Air Corporation. The period of service before that date includes time during which each director served continuously as a director of the Company or of the former Sealed Air Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and any persons owning ten percent or more of the Company's Common Stock to file reports with the SEC to report their beneficial ownership of and transactions in the Company's securities and to furnish the Company with copies of the reports. Based upon a review of the Section 16(a) reports furnished to the Company, along with written representations from or on behalf of executive officers and directors that no such reports were required during 2004, the Company believes that all required reports were timely filed during 2004, except that Mr. Farrell reported 20 days late a sale of 1,000 shares of Common Stock from a trust.

VOTING SECURITIES

        The only voting securities of the Company are the outstanding shares of its Common Stock. As of the close of business on March 22, 2005, 83,702,127 shares of Common Stock were issued and outstanding, each of which is entitled to one vote at the Annual Meeting. Only holders of record of Common Stock at the close of business on March 22, 2005 will be entitled to notice of and to vote at the Annual Meeting.

        A majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. The directors are elected by a plurality of the votes cast in the election. The 2005 Contingent Stock Plan of Sealed Air Corporation, the Performance-Based Compensation Program of Sealed Air Corporation as amended, the ratification of the appointment of the independent auditor and any other matters to be considered at the Annual Meeting must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

Beneficial Ownership Table

        The following table sets forth, as of the date indicated in the applicable Schedule 13G with respect to each person identified as having filed a Schedule 13G and (except as noted) as of February 28, 2005 with respect to each current director, nominee for election as a director and current executive officer, the number of outstanding shares of Common Stock and percentage of the class as of February 28, 2005 beneficially owned:

  •
  by each person known to the Company to be the beneficial owner of more than five percent of the then outstanding shares of Common Stock,

  •
  directly or indirectly by each current director, nominee for election as a director, and current executive officer of the Company named in the Summary Compensation Table set forth below, and

  •
  directly or indirectly by all directors and executive officers of the Company as a group.

Beneficial Owner	Shares of Class Beneficially Owned		Percentage of Outstanding Shares in Class
Davis Selected Advisers, L.P.(1)	28,209,898		33.7
2949 East Elvira Road, Suite 101 Tucson, Arizona 85706
Hank Brown	6,950	(2)	*
Michael Chu	2,301	(2)(3)	*
Lawrence R. Codey	24,100	(2)(3)	*
T. J. Dermot Dunphy	473,719	(3)	*
Charles F. Farrell, Jr.	2,800	(2)(3)	*
William V. Hickey	437,142	(4)(5)	*
David H. Kelsey	31,380	(4)	*
Jacqueline B. Kosecoff	200	(6)	*
Kenneth P. Manning	9,052		*
William J. Marino	3,000	(2)	*
Robert A. Pesci	83,674	(3)(4)	*
J. Stuart K. Prosser	35,070		*
H. Katherine White	49,581	(4)	*
All directors and executive officers as a group (24 persons)	1,478,787	(7)	1.8

*
Less than 1%.

(1)
The ownership information set forth in the table is based on information contained in a Schedule 13G/A dated December 31, 2004 filed with the SEC by Davis Selected Advisers, L.P. ("Davis") with respect to ownership of shares of Common Stock, which indicated that Davis has sole voting and dispositive power with respect to 28,209,898 shares.

(2)
The number of shares of Common Stock listed for Messrs. Brown, Chu, Codey, Farrell, and Marino does not include 662, 609, 3,903, 3,903, and 3,903 stock units, respectively, held in the stock accounts of the non-employee directors under the Sealed Air Corporation Deferred Compensation Plan for Directors. Each stock unit represents one share of Common Stock. Holders of stock units cannot vote the shares represented by the units; see "Director Compensation—Deferred Compensation Plan" above.

(3)
The number of shares of Common Stock held by Mr. Dunphy includes 31,800 shares held by him as custodian for a family member, 5,000 shares held by a charitable foundation for which he shares voting and investment power, and 63,056 held in an individual retirement account. The number of shares of Common Stock held by Mr. Farrell includes 2,800 shares held in a retirement trust. The number of shares of Common Stock listed for Mr. Codey includes 5,000 shares held by his spouse. The number of shares of Common Stock listed for Mr. Chu includes 1,000 shares for which he shares voting and investment power with a family member. The number of shares of Common Stock listed for Mr. Pesci includes 500 shares held by a family member.

(4)
This figure includes approximately 14,289, 164, 26,024, 5,581 and 78,303 shares of Common Stock held in the Company's Profit-Sharing Plan trust fund with respect to which Messrs. Hickey, Kelsey, Pesci, Ms. White and the directors and executive officers of the Company who participate in the plan as a group, respectively, may, by virtue of their participation in the plan, be deemed to be beneficial owners. As of February 28, 2005, approximately 1,768,538 shares of common stock were held in the trust fund under the plan, constituting approximately 2.1% of the outstanding shares of Common Stock.

(5)
The number of shares of Common Stock listed for Mr. Hickey includes the right to acquire 20,000 shares under the Company's Contingent Stock Plan. The number of shares of Common Stock listed for all directors and executive officers as a group includes the right to acquire 33,000 shares under the Company's Contingent Stock Plan and the right to acquire 3,876 shares upon the exercise of options granted by the Company prior to March 31, 1998.

(6)
Shares held as of March 4, 2005.

(7)
This figure includes, without duplication, all of the outstanding shares of Common Stock referred to in notes 3 through 5 above as well as 12,675 shares with respect to which executive officers of the Company share voting and investment power with others, 1,597 shares held by or for a family member of an executive officer of the Company and 2,881 shares held in the trust fund for the Company's 401(k) Thrift Plan with respect to which executive officers of the Company who are not named in the above table may be deemed to be beneficial owners. As of February 28, 2005, approximately 335,277 shares of Common Stock were held in the trust fund for the 401(k) Thrift Plan, constituting approximately 0.4% of the outstanding shares of Common Stock.

EXECUTIVE COMPENSATION

Summary Compensation Table

		Annual Compensation(1)			Long-Term Compensation
Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards(2)	All Other Compensation(3)
William V. Hickey President and Chief Executive Officer	2004 2003 2002	$446,333 423,333 400,000	$400,000 428,000 400,000	$3,600 3,600 3,600	$1,185,250 1,195,800 1,092,000	$18,634 15,100 26,350
David H. Kelsey Senior Vice President and Chief Financial Officer	2004 2003 2002	322,833 310,000 300,000	146,250 150,000 150,000	3,600 3,600 5,392	724,350 0 0	14,841 14,425 18,000
Robert A. Pesci Senior Vice President	2004 2003 2002	324,167 310,000 297,500	152,000 150,000 150,000	3,600 3,600 3,600	0 525,000 0	17,629 13,964 22,479
J. Stuart K. Prosser(4) Senior Vice President	2004 2003 2002	334,033 232,536 202,034	128,046 59,555 55,014	17,316 14,645 13,454	0 1,209,440 183,800	0 6,834 7,175
H. Katherine White Vice President, General Counsel and Secretary	2004 2003 2002	261,667 218,333 208,333	80,000 85,000 85,000	3,600 3,600 3,600	0 199,300 364,000	17,200 16,763 23,250

(1)
Perquisites, other personal benefits, securities and property paid or accrued during each year not otherwise reported did not exceed for any named executive officer the lesser of $50,000 or 10% of the annual compensation reported in the Summary Compensation Table for that individual. The only perquisite provided to Messrs. Hickey, Kelsey and Pesci and Ms. White is the use of a company-leased car, which is valued at the annual lease value of the car plus fuel costs and which is taxable to the executive officer. The amounts shown as "other annual compensation" for each of these executive officers represent cash payments to reimburse the officer for the taxes incurred due to the compensation attributable to use of the company car. The amounts shown as "other annual compensation" for Mr. Prosser represent annual car allowances paid to him in cash in lieu of a company car.

(2)
Represents the fair market value on the date of an award of Common Stock made under the Company's Contingent Stock Plan after deducting the purchase price of the shares covered by the award. The total number of unvested shares held by each of the named executive officers as of December 31, 2004 is set forth in the following table, and the fair market values of the unvested shares as of that date are as follows: Mr. Hickey—$8,709,645; Mr. Kelsey—$1,331,750; Mr. Pesci—$905,590; Mr. Prosser—$1,491,560; and Ms. White—$799,050. As of that date, these awards, all of which were granted with an original vesting period of three years, which has been extended in some cases, vest as follows:

	2005	2006	2007
William V. Hickey	108,500	30,000	25,000
David H. Kelsey	10,000	0	15,000
Robert A. Pesci	7,000	10,000	0
J. Stuart K. Prosser	4,000	24,000	0
H. Katherine White	10,000	5,000	0

  During the vesting period, recipients of awards are entitled to receive any dividends or other distributions on the unvested shares they hold.

(3)
The amounts in this column for 2004 include, for each of the named executive officers other than Mr. Prosser, employer contributions to the Company's Profit-Sharing Plan in the amount of $12,300 per person and employer matching contributions under the Company's 401(k) Thrift Plan in the amount of $3,234 for Mr. Hickey, $2,541 for Mr. Kelsey, $2,829 for Mr. Pesci, and $4,900 for Ms. White. In addition, for Messrs. Hickey and Pesci, the 2004 amounts include premiums of $3,100 and $2,500, respectively, paid by the Company for supplemental universal life insurance policies owned by them. None of the named executive officers participates in any deferred compensation plan or supplemental executive retirement plan or has an employment agreement providing payments to the officer upon a change in control of the Company, although the Company's option to repurchase shares issued under the Contingent Stock Plan terminates upon a change of control, as noted below under "Report of the Company's Organization and Compensation Committee on Executive Compensation—Contingent Stock Plan."

(4)
Mr. Prosser is an employee of a wholly-owned U.K. subsidiary of the Company, and his compensation is paid in British pounds. Dollar amounts for compensation paid to Mr. Prosser each year set forth in the above table (except amounts related to restricted stock awards) are based on compensation in British pounds converted to U.S. dollars using the average exchange rate in effect for the year.

Pension Plan Table (United Kingdom)

        The only executive officer named in the Summary Compensation Table who participates in a defined benefit retirement plan is Mr. Prosser, who participates in The Sealed Air UK Pension Plan (the "Pension Plan"), a defined benefit plan that closed to new members on June 1, 2000. The following table shows the estimated annual benefits payable on retirement (assuming retirement at age 65) to members of the Pension Plan.

	Years of Service
Remuneration ($)
	20	25	30	35	40
$125,000	$50,000	$58,333	$66,667	$75,000	$83,333
150,000	60,000	70,000	80,000	90,000	100,000
175,000	70,000	81,667	93,333	105,000	116,667
200,000	80,000	93,333	106,667	120,000	133,333
225,000	90,000	105,000	120,000	135,000	150,000
250,000	100,000	116,667	133,333	150,000	166,667
300,000	120,000	140,000	160,000	180,000	200,000
350,000	140,000	163,333	186,667	210,000	233,333
400,000	160,000	186,667	213,333	240,000	266,667
450,000	180,000	210,000	240,000	270,000	300,000
500,000	200,000	233,333	266,667	300,000	333,333

        The Pension Plan provides benefits based on the member's complete years and months of service and final pensionable salary. Final pensionable salary is calculated as the average of the highest three consecutive Pension Plan salaries (basic annual salary less the basic state pension) in the last 15 years before retirement (or leaving). Active members contribute 5% of Pension Plan salary each year. Under the Pension Plan, amounts paid as cash bonuses are not included in pensionable salary. The normal retirement age is 65 but, with the Company's agreement, a member may retire at age 62 with no reduction (for members with less than 25 years' service), or from age 60 (for members with over 25 years' service). The Company has agreed that Mr. Prosser may take early retirement with no reduction on December 31, 2005, or at such other time as is mutually agreed. The Company and Mr. Prosser have also agreed that a portion of his base salary paid since January 1, 2004 attributable to his global responsibility as head of the Company's Food Packaging Division will not be included as pensionable salary for the purpose of calculating his benefit under the Pension Plan.

        For the purpose of calculating Mr. Prosser's benefit under the Pension Plan, the average of the highest three consecutive Pension Plan salaries in the last 15 years for Mr. Prosser as at December 31,

2004 is $265,320 per year (the equivalent of 137,713 British pounds per year). His credited service as at the same date is 35 years and 10 months. If Mr. Prosser remains in service until age 65, his credited service will be 40 years, the maximum credited service allowed under the Pension Plan.

Report of the Company's Organization and Compensation Committee on Executive Compensation

        The following report of the Company's Organization and Compensation Committee (the "Compensation Committee") sets forth information about the Company's executive compensation program and the 2004 compensation of the executive officers of the Company named above in the Summary Compensation Table.

Compensation Philosophy

        The Company's executive compensation program consists of salaries, annual bonuses tied to performance, and awards under the Company's Contingent Stock Plan (to be replaced by the 2005 Contingent Stock Plan, described below under "Approval of the 2005 Contingent Stock Plan of Sealed Air Corporation," subject to approval of the 2005 Contingent Stock Plan by the stockholders at the 2005 Annual Meeting). The Company's executive compensation philosophy is to provide compensation at a level that will permit it to retain its existing executives and to attract new executives with the skills and attributes needed by the Company. In reaching its decisions, the Compensation Committee is guided by its own judgment and those sources of information, such as compensation surveys, that the Compensation Committee considers relevant.

        This program is designed to provide appropriate incentives toward achieving the Company's annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit the Company and its stockholders and to create an identity of interests between the Company's executives and its stockholders, as well as to attract, retain and motivate key executives.

Compliance with Section 162(m) of the Internal Revenue Code: Performance-Based Compensation Program

        In light of gradually increasing compensation levels with a fixed $1 million limit on deductible compensation under Section 162(m) of the Internal Revenue Code, in early 2000, the Company adopted the Performance-Based Compensation Program of Sealed Air Corporation (the "Program"), which the Company's stockholders approved at the 2000 annual meeting. The Program permits the Compensation Committee to make awards under the Company's Contingent Stock Plan and to approve cash bonuses under the Company's cash bonus arrangements that are subject to the attainment of pre-established objective performance goals that meet the requirements of Section 162(m) and are thus fully deductible even if compensation exceeds the $1 million limit.

        During the first quarter of 2003, the Compensation Committee approved pre-established performance goals based upon calendar year 2003 performance for stock awards that the Compensation Committee could make in 2004 under the Contingent Stock Plan to Messrs. Hickey, Kelsey and Pesci, to Ms. White and to several other executives and for Mr. Hickey's 2003 cash bonus. These goals are confidential but were based on criteria specified in the Program. The Program provided for goals related to growth in net sales, operating profit, net earnings, measures of cash flow, measures of expense control, earnings before interest and taxes (commonly called EBIT), earnings before interest, taxes, depreciation and amortization (commonly called EBITDA), earnings per share, successful completion of strategic acquisitions, joint ventures or other transactions, or any combination of the foregoing goals. During the first quarter of 2004, the Compensation Committee certified achievement of one of the goals that had been established for calendar year 2003 related to earnings per share, thereby permitting the Company to pay a fully tax-deductible 2003 cash bonus to Mr. Hickey in the amount of up to $600,000 and to make fully tax-deductible stock awards under the Contingent Stock Plan during 2004 in the amount of up to 42,500 shares to each of the participating executives.

        During the first quarter of 2004, the Compensation Committee approved pre-established performance goals based upon calendar year 2004 performance for stock awards that the Compensation Committee may make in 2005 under the Contingent Stock Plan to Messrs. Hickey, Kelsey, Pesci and Prosser, to Ms. White and to several other executives and for Mr. Hickey's 2004 cash bonus. These goals are confidential, but were based on criteria specified in the Program. During the first quarter of 2005, the Compensation Committee certified achievement of two of the goals that had been established for calendar year 2004 related to 2004 diluted earnings per share and 2004 net income, thereby permitting the Company to pay a fully tax-deductible 2004 cash bonus to Mr. Hickey in the amount of up to $539,000 and to make fully tax-deductible stock awards under the Contingent Stock Plan and the 2005 Contingent Stock Plan during 2005 in the amount of up to 42,900 shares to each of the participating executives.

        The Compensation Committee's policy is to structure executive compensation to be deductible without limitation where doing so would further the purposes of the Company's executive compensation program. Thus, both before and after the adoption of the Program, the Compensation Committee has authorized extensions of vesting dates for awards under the Company's Contingent Stock Plan to certain of the Company's executive officers that were not made under the Program. During 2004, non-deductible compensation under Section 162(m) was minimal.

        However, the Compensation Committee believes that compensation of the Company's executive officers cannot always be based upon fixed formulas and that the prudent use of discretion in determining compensation will generally be in the best interests of the Company and its stockholders. Accordingly, from time to time in the exercise of its discretion, the Compensation Committee may approve executive compensation that may not be fully deductible.

Salaries and Annual Bonuses

        The Compensation Committee is responsible for setting the compensation of the Company's executive officers, including the executive officers listed in the Summary Compensation Table, and other employees of the Company or any of its subsidiaries with base salaries of $175,000 or more. The Compensation Committee conducts an annual compensation review during the first quarter of the year. The Chief Executive Officer of the Company submits salary and bonus recommendations to the Compensation Committee for the other executive officers and employees whose compensation is set by the Compensation Committee. Following a review of those recommendations, the Compensation Committee approves cash bonuses for the prior year and salary adjustments and cash bonus objectives for the current year for the other executive officers and employees with such modifications to the Chief Executive Officer's recommendations as the Compensation Committee considers appropriate. Also, the Compensation Committee may adjust salaries for specific executive officers or employees at other times during the year when there are significant changes in the responsibilities of such officers or employees.

        The Compensation Committee bases its decisions on salaries and cash bonus objectives principally on the responsibilities and individual performance of the particular executive, which may be adjusted based on the Compensation Committee's evaluation of the market demand for executives of the capability and experience employed by the Company in relation to the total compensation paid to the particular executive. The Compensation Committee sets annual cash bonus objectives at a level that links a substantial portion of each individual's annual cash compensation to attaining the performance objectives discussed below in order to provide appropriate incentives to attaining such objectives.

        The Compensation Committee determines cash bonuses based upon the attainment of corporate and individual performance objectives for the year in question. The principal measure of corporate performance used to establish annual cash bonuses is the extent to which the Company achieves its business plan for the year in question. The business plan is developed by management and approved by the Board of Directors before the beginning of such year. The Compensation Committee does not rely exclusively on any single measure of financial performance to measure achievement of the Company's business plan. However, the Compensation Committee gives greatest weight to the achievement of budgeted targets for corporate operating profit and, for divisional and regional executives, divisional and regional operating profit. Other financial measures for individual executive officers may include net sales, net earnings, return on investment, measures of expense control, balance sheet items and EBITDA. The Company does not make its business plans public. Accordingly, the specific financial targets upon which annual cash bonus objectives are based are not publicly available, although they are tied to reasonable growth expectations. The Compensation Committee also evaluates executives other than the Chief Executive Officer based upon their attainment of individual management objectives within their particular areas of responsibility.

        During the first quarter of 2004, the Compensation Committee conducted a compensation review for Mr. Kelsey and Ms. White, in connection with which Mr. Hickey submitted recommendations to the Compensation Committee for 2003 cash bonuses, 2004 salary adjustments and 2004 cash bonus objectives. The Compensation Committee approved such recommendations with such modifications as the Compensation Committee deemed appropriate, none of which was material. These salary increases were based primarily upon the factors discussed above. No adjustments to the compensation of Messrs. Pesci and Prosser were made during 2004, since, during the fourth quarter of 2003 in connection with significant changes in the responsibilities of Messrs. Pesci and Prosser, the Compensation Committee approved salary adjustments for both executive officers effective January 1, 2004 and their 2004 cash bonus objectives. In connection with the January 1, 2004 adjustment of Mr. Prosser's salary, the Compensation Committee approved an agreement with Mr. Prosser providing that a portion of his salary adjustment related to his new responsibilities would not be pensionable salary under The Sealed Air UK Pension Plan, in which he participates (see "Executive Compensation—Pension Plan Table (United Kingdom)" above).

        During the first quarter of 2005, the Compensation Committee determined 2005 salary adjustments and 2004 cash bonuses for Messrs. Kelsey, Pesci, and Prosser and Ms. White. The salary adjustments and cash bonuses reflected the Compensation Committee's evaluation of each officer's performance during 2004, including the degree of attainment of individual performance goals for 2004. The bonuses also reflected the Compensation Committee's view that, although the Company had achieved strong operating results for the year, it had not fully reached its principal financial goals for 2004.

Compensation of the Chief Executive Officer

        The Compensation Committee, after conducting a review of the Chief Executive Officer's performance and compensation with the other non-employee directors, evaluates the performance of the Chief Executive Officer, reviews the Compensation Committee's evaluation with him, and based on that evaluation and review decides his compensation and performance and bonus objectives. The Compensation Committee believes that the Chief Executive Officer's cash compensation should be weighted somewhat toward annual incentive compensation in the form of cash bonuses rather than salary but that, on an overall basis, his compensation should be weighted more heavily toward long-term incentive compensation derived from equity ownership in the Company through its Contingent Stock Plan. During the first quarter of 2004, the Compensation Committee approved a 5.75% increase in Mr. Hickey's salary. The increase recognized the Company's strong operating results in 2003, Mr. Hickey's leadership and performance during 2003, and the compensation and performance of chief executive officers of comparable companies. During the first quarter of 2004, the Compensation Committee established a 2004 cash bonus objective for Mr. Hickey, which was subject to achievement of pre-established performance goals for 2004 set by the Compensation Committee under the Program, described above. The Compensation Committee also established additional priorities for Mr. Hickey.

        As noted above, during the first quarter of 2005, the Compensation Committee certified achievement of two of the pre-established performance goals for 2004. Under the Program and the pre-established performance goals for 2004, Mr. Hickey was entitled to a cash bonus of up to $539,000. After consideration of the Company's operating results and performance for 2004, evaluation of Mr. Hickey's leadership and performance during 2004 including progress made by Mr. Hickey in addressing priorities established by the Board in early 2004, and the extent to which the Company achieved its principal financial objectives during 2004, the Compensation Committee approved a bonus of $400,000 for 2004.

Contingent Stock Plan

        The Company established its Contingent Stock Plan to provide an effective method of motivating performance of key employees, including executive officers of the Company, and of creating an identity of interests in participating employees with the interests of the stockholders. The Plan provides for the award of shares of Common Stock to such key employees of the Company or any of its subsidiaries as the Compensation Committee determines to be eligible for awards. The Company makes awards of its Common Stock under its Contingent Stock Plan as long-term incentive compensation to its executives and other key employees when the Compensation Committee feels such awards are appropriate. The Company expects that executive officers who receive awards will retain a substantial portion of the shares awarded to them to foster a mutuality of interests with the stockholders of the Company.

        Shares of Common Stock issued under this Plan are subject to an option in favor of the Company for three years after they are awarded, or such other period as may be determined by the Compensation Committee, to repurchase the shares upon payment of an amount equal to the issue price of the shares, which has always been $1.00 per share. This option is exercisable by the Company only upon the termination of an employee's employment during the vesting period other than as a result of death or total disability. Such option terminates upon the occurrence of any of the events related to change of control of the Company specified in the Plan. Shares of Common Stock issued pursuant to this Plan may not be sold, transferred or encumbered by the employee while the Company's option to repurchase the shares remains in effect. Awards are expensed over the three-year vesting period and are considered outstanding upon award for the purpose of calculating diluted earnings per Common Share.

        The Compensation Committee makes awards under the Contingent Stock Plan both to reward short-term performance with equity-based compensation and to motivate the recipient's long-term performance. The Compensation Committee does not follow the practice of making annual or other periodic awards to individuals who are determined to be eligible to participate in the Plan. However, the Compensation Committee regularly reviews the stock ownership of key employees and, when it deems it appropriate, makes awards under the Plan to reflect the contributions of those individuals to specific Company achievements and to provide motivation toward the achievement of additional strategic objectives. During 2004, the Compensation Committee made awards under the Contingent Stock Plan to Messrs. Hickey and Kelsey. As noted above, the compensation associated with these awards will be fully tax-deductible by the Company, since the Compensation Committee had certified achievement of one of the goals that had been established for calendar year 2003 under the Program, and each of the awards was within the limit of 42,500 shares set in connection with achievement of that goal.

Stock Performance

        While the Compensation Committee takes note of the performance of the Company's Common Stock in its compensation decisions, it does not consider stock performance to be a principal determinant in making those decisions, since total return to stockholders as reflected in the performance of the Company's stock price is subject to factors, including factors affecting the securities markets generally, that are unrelated to the Company's performance.

        Since management compensation is based upon factors relating to the Company's growth and profitability and the contributions of each of its executives to the achievement of the Company's objectives, the Compensation Committee believes that it has provided appropriate incentives to align management's interests with the long-term growth and development of the Company and the interests of its stockholders. The Compensation Committee also believes that there are many ways in which its executive officers and other executives contribute to building a successful company. While the Company's financial statements and stock prices should eventually reflect the results of those efforts, many long-term strategic decisions made in pursuing the Company's growth and development may have little visible impact in the short term.

  Organization and Compensation Committee
  Charles F. Farrell, Jr., Chairman
  Michael Chu
  William J. Marino

COMMON STOCK PERFORMANCE COMPARISONS

        The following graph shows, for the five years ended December 31, 2004, the cumulative total return on an investment of $100 assumed to have been made on December 31, 1999 in the Company's Common Stock. The graph compares this return with that of comparable investments assumed to have been made on the same date in (a) the Standard & Poor's 500 Stock Index, and (b) the containers and packaging segment of the Standard & Poor's 500 Stock Index, the published Standard & Poor's market segment for the Company.

        Total return for each assumed investment assumes the reinvestment of all dividends on December 31 of the year in which the dividends were paid. The Company has not paid cash dividends on its Common Stock during the periods presented.

        The Company's Common Stock is listed on the New York Stock Exchange (trading symbol: SEE).

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2004 with respect to shares of Common Stock that may be issued under the Contingent Stock Plan of Sealed Air Corporation and the Sealed Air Corporation 2002 Stock Plan for Non-Employee Directors.

Plan Category(1)	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by stockholders(2)	68,055	(2)	741,841
Equity compensation plans not approved by stockholders	—	—	—

Total	68,055	—	741,841

(1)
The table does not include information concerning equity compensation plans that have been terminated. Stock option plans in which employees of the Company's Cryovac packaging business participated prior to March 31, 1998 were terminated as of March 31, 1998 except with respect to options that were still outstanding as of that date. At December 31, 2004, a total of 154,522 shares of Common Stock were issuable upon the exercise of those outstanding options at an average per share exercise price of $40.71.

(2)
Consists of the Contingent Stock Plan of Sealed Air Corporation and the 2002 Stock Plan for Non-Employee Directors. Column (a) includes 55,075 shares awarded under the Contingent Stock Plan but not yet issued as of December 31, 2004, as well as 12,980 deferred stock units held by non-employee directors. The exercise price for shares awarded under the Contingent Stock Plan is $1.00 per share. The exercise price for deferred stock units held by non-employee directors is $0.10 per share, all of which had been paid to the Company prior to December 31, 2004.

APPROVAL OF THE 2005 CONTINGENT STOCK PLAN
OF SEALED AIR CORPORATION

        On February 16, 2005, the Board of Directors unanimously approved the 2005 Contingent Stock Plan of Sealed Air Corporation (the "2005 CSP"), subject to approval by the stockholders at the 2005 Annual Meeting. The 2005 CSP provides for awards of equity-based compensation, including restricted stock, restricted stock units, performance share units and cash awards measured by share price, to executive officers and other key employees of the Company and its subsidiaries, as well as U.S.-based key consultants to the Company. The 2005 CSP is intended to provide an incentive to permit those officers, employees and consultants responsible for the Company's growth to share directly in that growth, to motivate them by means of appropriate incentives to achieve the Company's long-range goals, and to further the identity of their interests with those of the stockholders of the Company.

        If approved by the stockholders, the 2005 CSP will replace the current Contingent Stock Plan, which was adopted and approved by the stockholders in 1998 (the "1998 CSP"), and will be the Company's sole long-term equity compensation program for officers and employees. The 1998 CSP provides only for grants of restricted stock. The Board of Directors believes that the flexibility afforded by the 2005 CSP, which would allow the use of equity compensation vehicles other than restricted stock, is desirable to provide effective equity compensation to participants throughout the world. The Board of Directors believes that an appropriate equity-based compensation program promotes the Company's long-term interests, enhances stockholder return and encourages the retention of key personnel.

        The 2005 CSP is set forth in Annex D. The principal provisions of the 2005 CSP are summarized below:

        Administration.    The 2005 CSP will be administered by the Compensation Committee, which comprises at least three non-employee directors, none of whom may receive any awards under the 2005 CSP. The Compensation Committee will select participants to receive awards and determine the time, types and sizes of awards to be granted and the terms and conditions of awards. The Compensation Committee may also condition awards under the 2005 CSP upon achievement of performance measures under any other plan adopted by the Company, including the Program as amended, described below.

        Participants.    The Compensation Committee may grant awards other than performance share units to any officer, key employee or U.S.-based consultant of the Company or any of its direct or indirect subsidiaries in which the Company holds a significant interest. Performance share units may only be granted to officers or key employees.

        Shares Available.    The 2005 CSP provides for the issuance of 2,500,000 shares of Common Stock, subject to adjustment by the Compensation Committee in the event of changes in corporate capitalization or corporate transactions. Shares of Common Stock that are reacquired by the Company or are never issued due to a forfeiture (described below) or are reacquired by the Company in satisfaction of tax withholding with respect to an award will again become available for awards under the 2005 CSP. Cash awards will not count against the total amount of Common Stock that may be issued under the 2005 CSP.

        As mentioned above, the 2005 CSP will replace the 1998 CSP. There are currently approximately 630,000 shares of Common Stock available for future grants under the 1998 CSP. Upon approval of the 2005 CSP by the stockholders, none of the shares otherwise available under the 1998 CSP would remain available for grant. Accordingly, approval of the 2005 CSP will increase the number of shares currently available for equity-based compensation to officers, key employees and key U.S.-based consultants by approximately 1,870,000 shares, or approximately 2.2% of the issued and outstanding shares of Common Stock as of March 22, 2005.

        Awards.    The awards that may be granted under the 2005 CSP are described below:

          Restricted Stock:    an award of shares of Common Stock that is subject to a risk of forfeiture during a vesting period of at least three years, as determined by the Compensation Committee. A participant receiving Restricted Stock would be the beneficial owner of such shares with the right to receive dividends and to vote the shares during the vesting period.

          Restricted Stock Units:    an award of a right to receive shares of Common Stock at the end of a vesting period of at least three years, as determined by the Compensation Committee, and subject to a risk of forfeiture during the vesting period. The Compensation Committee may provide that Restricted Stock Units receive cash dividend equivalents payable in cash during the vesting period, but a participant holding Restricted Stock Units will not have the right to vote the shares covered by the award until the shares have been issued to the participant following the end of the vesting period.

          Cash Award:    an award payable in cash measured by the value of a specific number of shares of Common Stock at the end of a vesting period of at least three years, as determined by the Compensation Committee, and subject to a risk of forfeiture during the vesting period. Cash Awards may not be made during any calendar year measured in the aggregate by more than 50,000 shares of Common Stock.

          Performance Share Units:    an award subject to a vesting period of at least three years and to achievement of performance goals, as determined by the Compensation Committee, that provides for the right to receive a number of shares of Common Stock for each Performance Share Unit at the end of the vesting period and upon achievement of the performance goals. The number of shares of Common Stock that may be granted as Performance Share Units to a participant during any calendar year, aggregated with all other awards made to such participant under the 2005 CSP during the year, is two-tenths of 1% (0.2%) of the issued and outstanding shares of the Common Stock on January 1 of such calendar year. For 2005, that would amount to approximately 167,000 shares of Common Stock.

        A vesting period will end earlier than the period determined by the Compensation Committee at the time of an award in the event of a Change in Control as defined in the 2005 CSP or upon the death or disability of the participant. Neither an award nor any interest in an award can be sold, transferred, pledged or encumbered until the vesting period has ended without forfeiture of the award. Termination of a participant's employment (or retention as a consultant, if applicable) during the vesting period will result in the forfeiture of the award unless the Compensation Committee affirmatively determines not to seek forfeiture of all or part of the award within 90 days following such termination.

        Performance Measures.    The Compensation Committee may establish performance goals under the Program as amended to determine whether an award is granted. They may also establish performance goals under the 2005 CSP applicable to an award of Performance Share Units. Performance goals will be based on any one or more of the following performance measures: growth in net sales; operating profit; net earnings; measures of cash flow; measures of expense control; EBIT; EBITDA; earnings per share; successful completion of strategic acquisitions, joint ventures or other transactions; measures of return on assets, return on invested capital or return on equity; shareholder value added (net operating profit after tax (NOPAT), excluding non-recurring items, less the Company's cost of capital); and the ratio of net sales to net working capital, or any combination of the foregoing goals. Goals may be established on a corporate-wide basis or with respect to one or more business units, divisions or subsidiaries, and may be either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. For the purpose of determining whether a goal has been attained, the Compensation Committee may exclude the impact of charges, credits and related costs for restructurings, discontinued operations, extraordinary items, debt redemption or retirement, and the cumulative effects of accounting changes, each as defined by U.S. generally accepted accounting principles, and other unusual or non-recurring items as defined by the Compensation Committee when the goals are established. For awards of Performance Share Units that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the grant of the award and all other determinations related to the award by the Compensation Committee must comply with the applicable requirements of Section 162(m).

        Other Information.    The Compensation Committee may amend or terminate the 2005 CSP, except that the Compensation Committee may not, without further approval of the stockholders, expand the number of shares available for issuance under the 2005 CSP or the classes of individuals eligible for awards under the 2005 CSP. In addition, if the Securities Exchange Act of 1934 or the rules of the NYSE require the Company to obtain approval of the stockholders for any amendment, then the Company will seek such approval. If the 2005 CSP is approved by the stockholders, the Company expects to file a registration statement under the Securities Act of 1933 with respect to the shares of Common Stock to be issued under the 2005 CSP.

        The 2005 CSP has a term of ten years from the date of its approval by the Company's stockholders, although the 2005 CSP will terminate earlier if no shares of Common Stock remain available for awards under the 2005 CSP. Upon termination of the 2005 CSP, any awards then outstanding shall remain in effect in accordance with their terms.

        Although no plans have been made for the grant of future awards to any specific individual under the 2005 CSP and awards that may be made under the 2005 CSP are not determinable, if the 2005 CSP is approved, the Company's executive officers will be among the employees of the Company and its subsidiaries eligible to receive awards in the future. Directors of the Company who are not officers or employees of the Company or its subsidiaries are not eligible to receive awards under either the 1998 CSP or the 2005 CSP. The following awards of restricted stock were made during 2004 under the 1998 CSP:

William V. Hickey	25,000 shares
David H. Kelsey	15,000 shares
Robert A. Pesci	None
J. Stuart K. Prosser	None
H. Katherine White	None
Executive officers as a group (6 of the executive officers)	65,500 shares
All employees other than executive officers (253 persons)	156,875 shares

        In addition, during 2004, the Company granted cash awards measured by the value of an aggregate of 3,700 shares of Common Stock on the vesting date three years after the date of grant to 11 non-U.S. employees, none of whom was a director or executive officer of the Company. Approximately 70% of awards under the 1998 CSP in 2004 were made to employees who were not executive officers of the Company. During the three-year period from January 1, 2002 through December 31, 2004, approximately 967 employees received awards of restricted stock under the 1998 CSP, including 16 of the executive officers and approximately 951 employees other than executive officers. On April 1, 2005, the closing price for a share of Common Stock on the NYSE was $52.03.

The Board of Directors recommends a vote FOR the 2005 Contingent Stock Plan of Sealed Air Corporation.

APPROVAL OF THE
PERFORMANCE-BASED COMPENSATION PROGRAM
OF SEALED AIR CORPORATION AS AMENDED

        Section 162(m) of the Internal Revenue Code limits to $1 million each year the deductible compensation paid to specified executive officers named in the summary compensation table in the Company's proxy statement for its annual meeting for the year. Compensation that qualifies as "performance-based compensation" under Section 162(m), however, can be deducted even if it exceeds this limit. In order to qualify as performance-based compensation, the material terms of the performance-based compensation program must be approved by the Company's stockholders before the Company pays compensation under the program and at least every five years thereafter.

        In 2000, the Board of Directors adopted and the stockholders approved the Performance-Based Compensation Program of Sealed Air Corporation in order to provide the Company's executive officers with incentive compensation that meets the requirements of performance-based compensation under Section 162(m) and thus is fully deductible for U.S. income tax purposes. In February 2005, the Compensation Committee approved amendments to the Program and approved submitting the Program with those amendments for stockholder approval at the 2005 Annual Meeting, although in any event the Program must be approved by the stockholders at the 2005 Annual Meeting, since the last stockholder approval was at the 2000 annual meeting. The Program as amended provides for cash awards in the form of annual cash bonuses and awards of Common Stock under the Company's 2005 CSP, which is also subject to stockholder approval at the 2005 Annual Meeting. Eligible employees under the Program are the Company's Chief Executive Officer, the other four most highly compensated executive officers and other key employees selected by the Compensation Committee, which has been designated to establish and administer performance goals under the Program. A copy of the Program as amended is attached to this Proxy Statement as Annex E.

        Under the Program, the Compensation Committee designates the eligible employees for whom performance goals will be established for cash or stock awards (or both) and establishes performance goals for each such employee. Cash awards are based on a calendar year performance period, and if the pre-established goals are achieved, the eligible employee may be granted an annual cash bonus for such year in an amount up to the greater of 1% of the Company's net earnings for such year or $1 million. Prior to the amendment, the Program provided for an annual cash bonus in an amount up to 1% of the Company's net earnings for the applicable year. Stock awards in the form of awards under the 2005 CSP are based on a performance period that is set by the Compensation Committee. If the pre-established goals are achieved, an eligible employee may be granted awards under the 2005 CSP during the 12-month period following the end of the performance period in an amount up to two-tenths of 1% (0.2%) of the issued and outstanding shares of the Company's Common Stock at the beginning of the 12-month period. Such awards, if granted, will be subject to the terms of the 2005 CSP, which are described above. The 2005 CSP provides for the issuance of 2,500,000 shares of Common Stock, subject to specified adjustments. Any increase in the number of shares available for issuance under the 2005 CSP would be subject to stockholder approval under the terms of the 2005 CSP.

        Performance-based awards under the Program require attainment of objective, pre-established goals based on one or more of the following criteria: growth in net sales, operating profit, net earnings, measures of cash flow, measures of expense control, EBIT, EBITDA, earnings per share, and successful completion of strategic acquisitions, joint ventures or other transactions. Under the amended Program, awards may also be based on the attainment of goals based on one or more of the following criteria: measures of return on assets, return on invested capital or return on equity, shareholder value added (net operating profit after tax (NOPAT), excluding non-recurring items, less the Company's cost of capital), and the ratio of net sales to net working capital, or any combination of the foregoing goals. The amendment also clarifies that goals may be established on a corporate-wide basis or with respect to one or more business units, divisions or subsidiaries, and may be either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies and that, for the purpose of determining whether a goal has been attained, the Compensation Committee may exclude the impact of charges, credits and related costs for restructurings, discontinued operations, extraordinary items, debt redemption or retirement, and the cumulative effects of accounting changes, each as defined by U.S. generally accepted accounting principles, and other unusual or non-recurring items as defined by the Compensation Committee when it establishes the goals. The Compensation Committee must set these pre-established goals and award levels in writing during the first 90 days of the performance period (or during the first 25% of the performance period if the performance period is less than a year), provided that the outcome is substantially uncertain at the time the Compensation Committee establishes the goal.

        The Program is designed to provide the Compensation Committee with the discretion and flexibility required by the Company's evolving business needs, while modifying the Company's current executive compensation program as little as possible. The Company's current executive compensation program is described in the "Report of the Company's Organization and Compensation Committee on Executive Compensation," which appears above. If the stockholders approve the material terms of the Program as amended, then the Company expects that the Compensation Committee will use its discretion regarding the frequency with which it will grant awards under the Company's 2005 CSP and to approve cash bonuses below the maximum level permitted by the Program, even if performance goals have been met annually.

        During the first quarter of 2005, the Compensation Committee approved pre-established goals under the Program as amended based upon 2005 performance for 2005 cash bonuses and awards to be made in 2006 under the 2005 CSP for the five executive officers named in the Summary Compensation Table above, for three other executive officers and one key employee who is not an executive officer, subject to stockholder approval of the material terms of the Program as amended. These goals are confidential, but are based on diluted earnings per share, the ratio of operating expenses to net sales, net operating profit after tax, and net income for 2005. The Company cannot yet determine the maximum cash bonuses and stock awards that the Company could pay if it achieves the goals in 2005. The maximum awards that the Company could have paid under the Program to each participant for the calendar year 2004 performance period, assuming all goals had been achieved, would have been a 2004 cash bonus to each participant of approximately $2,156,000 and awards to each participant of approximately 171,000 shares of Common Stock during 2005 under the 1998 CSP and the 2005 CSP. However, even if all goals had been achieved, the Company expects that the Compensation Committee would have used its discretion to approve cash bonuses and awards under the 1998 CSP and the 2005 CSP during 2005 that would have been lower than these maximum levels, including the possibility of making no awards to certain participants.

        The Board of Directors believes that approval of the terms of the Performance-Based Compensation Program of Sealed Air Corporation as amended is in the best interests of the Company and its stockholders because approval will entitle the Company to deduct for U.S. income tax purposes amounts paid to its executives under the Program.

The Board of Directors recommends a vote FOR the Performance-Based Compensation Program of Sealed Air Corporation as amended.

SELECTION OF INDEPENDENT AUDITOR

        The Audit Committee has approved the retention of KPMG LLP, an Independent Registered Public Accounting Firm, as the Company's independent auditor to examine and report on the Company's financial statements and the effectiveness of the Company's internal control over financial reporting for the fiscal year ending December 31, 2005, subject to ratification of the retention by the stockholders at the Annual Meeting. KPMG has acted as the independent auditor for the Company since 1998, and the Audit Committee considers the firm to be well qualified. Proxies received in response to this solicitation will, in the absence of contrary specification, be voted in favor of ratification of the appointment.

        Representatives of KPMG will be present at the Annual Meeting. The KPMG representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR this proposal.

PRINCIPAL INDEPENDENT AUDITOR FEES

        The following table sets forth the aggregate fees billed to the Company by KPMG for professional services rendered for the fiscal years ending December 31, 2004 and 2003:

	2004	2003
Audit Fees (1)	$8,156,000	$3,931,000
Audit-Related Fees (2)	1,814,000	743,000
Tax Fees (3)	734,000	1,057,000
All Other Fees (4)	115,000	51,000

Total Fees	$10,819,000	$5,782,000

(1)
Includes services relating to audit of the annual consolidated financial statements, audit of the effectiveness of internal control over financial reporting (2004 only), review of quarterly financial statements, issuance of comfort letters, statutory audits, consents, and assistance with the review of documents filed with the SEC.

(2)
Includes services relating to employee benefit plan audits, due diligence assistance, forensic procedures, Sarbanes-Oxley 404 readiness assistance, and special purpose financial statements.

(3)
Includes services for global tax compliance and international expatriate tax compliance.

(4)
Includes services for pension/actuarial services primarily in Europe, which are no longer being provided by KPMG.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy that requires the Committee or a member of the Committee to pre-approve all engagements of the Company's independent auditor. Each year, the Audit Committee must approve the independent auditor's retention to audit the Company's financial statements, subject to ratification by the stockholders at the annual meeting. The Audit Committee also approves the estimated fees associated with the audit before the audit begins. The Audit Committee or a member of the Committee also pre-approves any engagement of an auditing firm other than the independent auditor to perform a statutory audit for any of the Company's subsidiaries. The Audit Committee or its chairman pre-approved all audit and non-audit services provided by KPMG during 2004.

REPORT OF THE COMPANY'S AUDIT COMMITTEE

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's financial reporting processes and internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the current charter is attached to this Proxy Statement as Annex C and available on the Company's web site at www.sealedair.com.

        Management is responsible for the Company's system of internal control and financial reporting processes, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles and for the report on the Company's internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon, for attesting to management's report on the Company's internal control over financial reporting and for reporting on the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management and KPMG, the Company's independent auditor, to review and discuss the December 31, 2004 audited consolidated financial statements. Management represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with KPMG the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee received from KPMG written disclosures and the letter that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG that firm's independence. The Audit Committee also considered whether KPMG's provision of non-audit services and the audit and non-audit fees paid to KPMG were compatible with maintaining that firm's independence. On the basis of these reviews, the Audit Committee determined that KPMG has the requisite independence.

        Management completed the documentation, testing and evaluation of the Company's system of internal control over financial reporting as of December 31, 2004 as required by Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee received periodic updates from management and from KPMG at each regularly scheduled Committee meeting and provided oversight of the process. Prior to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2004 with the SEC, the Audit Committee also reviewed management's report on the Company's internal control over financial reporting to be contained in the Company's Form 10-K, as well as KPMG's Reports of Independent Registered Public Accounting Firm, also to be included in the Company's Form 10-K. KPMG's reports in that Form 10-K related to its audit of the Company's consolidated financial statements, the effectiveness of the Company's internal control over financial reporting and management's assessment of the effectiveness of internal control over financial reporting.

        Based upon the Audit Committee's discussions with management and the independent auditor and the Audit Committee's review of the information provided by and the representations of management and the independent auditor, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2004 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, to be filed with the SEC. The Audit Committee also selected KPMG as the Company's independent auditor for the fiscal year ending December 31, 2005, subject to ratification of the selection by the Company's stockholders.

    Audit Committee
    Hank Brown, Chairman
    Michael Chu
    Lawrence R. Codey

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

        In order for stockholder proposals for the 2006 annual meeting of stockholders to be eligible for inclusion in the Company's Proxy Statement for that meeting, the Company must receive them at its principal office in Saddle Brook, New Jersey, directed to the attention of the Secretary, no later than December 16, 2005. The Company's By-Laws set forth the procedures stockholders must follow in order to present any business at an annual meeting of stockholders, other than proposals included in the Company's Proxy Statement. In addition to any other applicable requirements, for business to be properly brought before the 2006 annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form including all required information to the Secretary of the Company. To be timely, the Company must receive a stockholder's notice to the Secretary at the principal office of the Company between December 17, 2005 and March 1, 2006, provided that, if the 2006 annual meeting is called for a date that is not within 30 days before or after May 20, 2006, then the Company must receive the notice from the stockholder a reasonable time before the Company mails its proxy statement for the 2006 annual meeting. A copy of the Company's By-Laws is posted on the Company's web site at www.sealedair.com.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        The Company is delivering, or making available electronically, this Proxy Statement and its 2004 Annual Report to Stockholders to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Annual Report and Proxy Statement if previously notified by their bank, broker or other holder. This process by which the Company delivers only one annual report or proxy statement, as the case may be, to multiple security holders sharing an address, unless it receives contrary instructions from one or more of the security holders, is called "householding." Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless the Company receives instructions to the contrary from one or more of the stockholders within the household.

        Street name stockholders in a single household who receive only one copy of the Annual Report and Proxy Statement may request to receive separate copies. Also, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future. Street name stockholders should follow the householding instructions provided on the Voting Instructions Form.

        Copies of this Proxy Statement and the 2004 Annual Report are available promptly by calling 201-791-7600 or writing to Investor Relations, Sealed Air Corporation, Park 80 East, Saddle Brook, New Jersey 07663-5291.

OTHER MATTERS

        The expenses of preparing, printing and mailing this notice of meeting and proxy material, making them available over the Internet, and all other expenses of soliciting proxies will be borne by the Company. Georgeson Shareholder will solicit proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held of record by these persons. The Company will pay Georgeson a fee of $13,000 covering its services and will reimburse Georgeson for payments made to brokers and other nominees for their expenses in forwarding soliciting material. In addition, directors, officers and employees of the Company, who will receive no compensation in addition to their regular salary or other compensation, may solicit proxies by personal interview, mail, telephone, facsimile, Internet or other means of electronic transmission.

By Order of the Board of Directors H. KATHERINE WHITE Secretary
Saddle Brook, New Jersey April 15, 2005

ANNEX A

POLICY AND PROCEDURE FOR STOCKHOLDER NOMINATIONS TO THE BOARD

1.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders for open positions on the Board.

2.
Recommendations should be submitted to the Secretary of the Corporation in writing, along with a statement signed by the candidate acknowledging that:

a.
the candidate, if elected, will serve as a director of the Corporation and will represent all stockholders of the Corporation in accordance with applicable laws and the Corporation's charter and by-laws; and

b.
the candidate, if elected, will comply with the Corporation's Code of Conduct for directors, Corporate Governance Guidelines, and any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members.

  In addition, each candidate must submit a fully completed and signed Questionnaire for Directors and Officers on the Corporation's standard form and provide any additional information requested by the Corporation, including any information that would be required to be included in a proxy statement in which the candidate is named as a nominee for election as a director and information showing that the candidate meets the Board's qualifications for nomination as a director and for service on the committees of the Board. Also, a candidate must be available for interviews with members of the Corporation's Board as provided in the Corporation's process for identifying and evaluating nominees for director.

3.
In addition to the information to be provided by the candidate, at the time of submitting the recommendation, the stockholder making the recommendation should submit the following information in writing:

a.
the name and address of the stockholder as they appear in the Corporation's books and the class and number of shares of the Corporation's stock held beneficially and of record by the stockholder; and

b.
a description of all arrangements or understandings among the stockholder and the candidate and any other persons (naming them) pursuant to which the recommendation is being made by the stockholder.

4.
A stockholder who wishes to recommend a candidate for election as a director at the next annual meeting of stockholders must submit the information described in items 2 and 3 above for receipt by the Secretary of the Corporation sufficiently in advance of the Board's approval of nominations for the annual meeting to permit the Nominating and Corporate Governance Committee and the Board to complete their evaluation of the candidate, which will generally be no later than 120 days prior to the first anniversary of the Corporation's previous annual meeting of stockholders.

5.
Candidates who are recommended by a stockholder at a time when there are no open positions on the Board and are considered qualified candidates by the Nominating and Corporate Governance Committee may be placed on the rolling list of candidates for open Board positions maintained by that Committee, generally for a period of up to 24 months from the date that the recommendation was received by the Secretary of the Corporation.

6.
Candidates recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee on the same basis as candidates identified by other means, including consideration of the qualifications for nomination to the Board most recently approved by the Board.

A-1

ANNEX B

QUALIFICATIONS FOR NOMINATION TO THE BOARD

        The Nominating and Corporate Governance Committee will consider the following factors, at a minimum, in recommending to the Board potential new Board members or the continued service of existing members:

1.
Directors should be of the highest ethical character and share the values of Sealed Air Corporation as reflected in its Code of Conduct.

2.
Directors should be highly accomplished in their respective fields, with superior credentials and recognition.

3.
In selecting Directors, the Board should seek to achieve a mix of Board members that enhances the diversity of background, skills and experience on the Board, including with respect to age, gender, international background, race and specialized experience.

4.
Each Director should have relevant expertise and experience and be able to offer advice and guidance to the chief executive officer based on that expertise and experience.

5.
In selecting Directors, the Board should generally seek active and former executives of public companies and of other complex organizations, including government, educational and other not for profit institutions, or persons with specialized expertise in a discipline that is relevant to service as a Director of Sealed Air Corporation.

6.
The majority of Directors should be independent under applicable listing standards, Board and Committee guidelines and any applicable legislation.

7.
Each Director should be "financially literate," and some should be considered "financial experts" as described in applicable listing standards, legislation and Audit Committee or Board guidelines.

8.
Each Director should have sound business judgment, be able to work effectively with others, have sufficient time to devote to the affairs of the Company, and be free from conflicts of interest. Also, all Directors should be independent of any particular constituency and be able to represent all stockholders of the Company.

9.
Each new Director should confirm his or her willingness and ability to serve for a number of years as a Director prior to retirement from the Board, although the Board has not adopted a retirement age for Directors.

10.
The Nominating and Corporate Governance Committee will also consider any other factors related to the ability and willingness of a new member to serve or an existing member to continue his or her service.

B-1

ANNEX C

SEALED AIR CORPORATION
AUDIT COMMITTEE CHARTER
February 16, 2005

Purpose

        The Audit Committee of the Board of Directors of Sealed Air Corporation is appointed by the Board to assist the Board in fulfilling its responsibility for monitoring and overseeing:

  1.
  the Corporation's systems of internal accounting and financial controls,

  2.
  the public reporting processes of the Corporation,

  3.
  the performance of the Corporation's internal audit function,

  4.
  the annual independent audit of the Corporation's consolidated financial statements,

  5.
  the integrity of the Corporation's consolidated financial statements,

  6.
  the Corporation's compliance with legal and regulatory requirements, and

  7.
  the retention, performance, qualifications, rotation of personnel and independence of the Corporation's independent auditor.

        The independent auditor for the Corporation is ultimately accountable to the Audit Committee. The Audit Committee shall have the ultimate authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor, subject to ratification of the selection of the independent auditor by the Corporation's stockholders at the annual meeting.

Committee Membership

        The Audit Committee shall consist of not less than three directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a committee member. The members shall meet all applicable requirements, including independence and financial literacy requirements applicable to all members and financial expertise requirements that may be applicable to one or more members, of the New York Stock Exchange and the Securities and Exchange Commission.

        The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall serve at the pleasure of the Board. The Board shall also appoint the Chairman of the Committee.

        Because of the Audit Committee's demanding role and responsibilities and the time commitment attendant to Committee membership, each prospective Audit Committee member should evaluate carefully the existing demands on his or her time before accepting this important assignment. No director shall be eligible to serve on the Audit Committee if such director simultaneously serves on the audit committees of three or more other public companies.

Committee Meetings and Procedures

        The Committee will meet at least quarterly. The Chairman of the Committee or a majority of the members of the Committee may call a special meeting of the Committee. The Audit Committee may form and delegate authority to subcommittees when appropriate, provided, however, that no subcommittee shall consist of fewer than two members.

        The Audit Committee shall make regular reports to the Board, including reviews of any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditor, and the performance of the Corporation's internal audit function.

        The Audit Committee may request that any directors, officers or employees of the Corporation, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Committee Authority and Responsibilities

        While the Audit Committee has the authority and responsibilities set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Corporation's management is responsible for the Corporation's internal accounting and financial controls, its public reporting processes, management of the Corporation's internal audit function, the integrity of the Corporation's financial statements, and the Corporation's legal and regulatory compliance. The independent auditor is responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. Using reasonable business judgment, the Audit Committee's responsibility is to monitor and oversee these processes. In carrying out its responsibilities, the Audit Committee's policies and procedures should remain flexible in order to react to changing conditions and circumstances.

        While the fundamental responsibility for the Corporation's financial statements and disclosure rests with management and the independent auditor, the Audit Committee shall review:

  1.
  major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles, and major issues as to the adequacy of the Corporation's internal controls and any special audit steps adopted in light of material control deficiencies;

  2.
  analyses prepared by management and the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles ("GAAP") on the financial statements;

  3.
  the effect of:

    (i)
    regulatory and accounting initiatives, and

    (ii)
    off-balance sheet structures

    on the financial statements of the Corporation; and

  4.
  the type and presentation of information to be included in earnings press releases paying particular attention to any use of "pro forma" or "adjusted" non-GAAP information.

        The Audit Committee will establish procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of the Corporation or others of concerns regarding questionable accounting or auditing matters.

        The following are the principal processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may alter or supplement them as appropriate.

  1.
  The Audit Committee shall have sole authority to retain the Corporation's independent auditor (subject to stockholder ratification), to terminate the Corporation's independent auditor and to approve any compensation payable to the Corporation's independent auditor for any approved audit or non-audit services, including the fees, terms and conditions for the performance of such services. The Audit Committee shall pre-approve all audit services and shall approve the scope of and planning for the proposed audit for the current year. The Audit Committee also shall pre-approve all non-audit services to be provided by the independent auditor (which approval may be by category of service). The Audit Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals of audit and non-audit services to be provided by the independent auditor, which pre-approvals shall be presented to the full Committee at the next quarterly meeting.

  2.
  At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

  •
  the independent auditor's internal quality-control procedures;

  •
  any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

  •
  all relationships between the independent auditor and the Corporation, including the disclosure required under Independence Standards Board Standard No. 1, for the purpose of allowing the Audit Committee to assess the auditor's independence.

    After reviewing the report and the independent auditor's work throughout the year, the Audit Committee shall evaluate the auditor's qualifications, performance and independence, including a review and evaluation of the lead audit partner of the independent auditor. This evaluation shall take into account the opinions of management and the Corporation's internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor and its review of the lead audit partner of the independent auditor to the Board. The Audit Committee shall from time to time consider whether there should be a regular rotation of the Corporation's independent auditor. The Audit Committee shall present its views with respect to the independent auditor to the Board.

  3.
  The Audit Committee shall review each annual audit with the independent auditor at the conclusion of the audit. The review shall include any comments or recommendations of the independent auditor, any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. The review will include any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); and any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement. The review should also include discussion of the responsibilities, budget and staffing of the Corporation's internal audit function.

  4.
  The Audit Committee shall review and discuss with the Corporation's Chief Executive Officer and Chief Financial Officer the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Forms 10-K, Forms 10-Q and other reports including their evaluation of the Corporation's disclosure controls and procedures and internal controls, as well as any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls.

  5.
  The Audit Committee shall review and discuss with the Corporation's management and the independent auditor the audited annual consolidated financial statements and quarterly unaudited financial information prior to filing such statements and information in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the SEC, respectively. This review and discussion shall include the Corporation's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," the effect of regulatory and accounting initiatives and off-balance sheet structures on the Corporation's consolidated financial statements, a discussion with the independent auditor of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and a determination, based on the review and discussions, as well as the processes described in items 2, 3 and 4 above, whether to recommend to the Board that the audited annual consolidated financial statements be included in the Annual Report on Form 10-K for filing with the SEC. The review shall also include (i) any actions to be taken by the Company in light of significant deficiencies or material weaknesses in the Company's internal controls, (ii) the adequacy of disclosures about changes in internal controls over financial reporting, and (iii) the yearly report prepared by management and attested to by the Corporation's independent auditor assessing the effectiveness of the Corporation's internal control structure and procedures for financial reporting and stating management's responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Corporation's annual report. The Audit Committee shall be responsible for resolving disagreements between management and the independent auditor regarding financial reporting.

  6.
  The Audit Committee shall discuss with management the Corporation's practices regarding earnings press releases, as well as regarding financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee shall review and discuss earnings press releases with the Corporation's management and the independent auditor prior to the releases being made public.

  7.
  The Audit Committee shall produce the annual report of the Committee that is required by the rules of the SEC to be included in the Corporation's annual proxy statement.

  8.
  The Audit Committee shall review the internal audit function of the Corporation including its responsibilities and the expertise and adequacy of its staffing, the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditor.

  9.
  The Audit Committee shall receive, prior to each quarterly meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan. The Audit Committee shall consider internal control implications of such findings and management's responses to such findings.

  10.
  The Audit Committee shall receive from the independent auditor any reports and related information mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

  11.
  The Audit Committee shall discuss policies with respect to risk assessment and risk management, including the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures and review generally the Corporation's processes of risk assessment and risk management.

  12.
  The Audit Committee shall advise the Board regarding the Corporation's programs and procedures for compliance with its Code of Conduct and Code of Ethics for Senior Financial Executives and regarding possible changes in such Codes. The Audit Committee shall have the responsibility to review and, if appropriate, approve conflicts of interest or potential conflicts of interest under the Code of Ethics for Senior Financial Executives, as well as to oversee the investigation of and act, or recommend Board action, on any other violations or potential violations of either Code involving any officer of the Corporation.

  13.
  The Audit Committee shall receive and review reports by attorneys representing the Corporation of evidence of any material violation of securities law or breach of fiduciary duty or similar violation by the Corporation or one of its agents.

  14.
  The Audit Committee will review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Corporation's consolidated financial statements or accounting, internal control or auditing issues.

  15.
  The Audit Committee shall set policies governing the hiring of employees or former employees of the independent auditor, taking into account, among other factors, the pressures that may exist for auditors consciously or subconsciously seeking a job with the company they audit.

  16.
  The Audit Committee shall meet separately, at least quarterly, with management, with internal auditors, and with the independent auditor.

  17.
  The Audit Committee shall perform such other duties as may be assigned to it by the Board.

Engagement of Advisors and Auditor

        The Audit Committee shall have the authority to obtain advice and assistance from such internal or external legal, accounting or other advisors as it may choose. The Corporation shall provide appropriate funding to compensate the independent auditor and any advisors employed by the Audit Committee and to pay ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Evaluation of the Committee

        The Audit Committee shall review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review and evaluate its own performance and report the results of such review to the Nominating and Corporate Governance Committee.

ANNEX D

2005 CONTINGENT STOCK PLAN
OF
SEALED AIR CORPORATION

        Section 1.    Purpose.    The purpose of the 2005 Contingent Stock Plan of Sealed Air Corporation is to assist the Corporation and its Subsidiaries in attracting and retaining employees and U.S.-based consultants of outstanding competence by providing an incentive that permits those employees and consultants responsible for the Corporation's growth to share directly in that growth, to motivate those employees and consultants by means of appropriate incentives to achieve the Corporation's long-range goals, and to further the identity of their interests with those of the stockholders of the Corporation.

        Section 2.    Definitions.    Capitalized terms used in this Plan have the meanings specified in this Section 2:

  "Award" means a grant to a Participant of Restricted Stock, Restricted Stock Units, Performance Share Units or a Cash Award, or any combination thereof.

  "Award Grant" means the written agreement confirming an Award and setting forth the terms and conditions thereof. Award Grants need not be identical and shall not contain provisions inconsistent with provisions of the Plan.

  "Board of Directors" means the Board of Directors of the Corporation.

  "Cash Award" means an Award, subject to a Period of Restriction, that is granted to a Participant under the Plan and provides for the right to receive cash as provided in the Award Grant, where the amount of such cash is measured by the Fair Market Value on the date that the Period of Restriction ends times the number of shares of Common Stock covered by the Cash Award.

  "Change in Control" means the occurrence of any of the following events:

  (1)
  any "person" (as the term "person" is used in Sections 13(d) and 14(d) of the Securities Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities; or

  (2)
  as a result of any solicitation subject to Rule 14a-11 under the Securities Exchange Act (or any successor rule thereto) one or more persons not recommended by or opposed for election to the Board of Directors by one-third or more of the Continuing Directors of the Corporation then in office is or are elected a director of the Corporation; or

  (3)
  there is consummated a Corporate Transaction and the stockholders of the Corporation immediately prior to such Corporate Transaction do not, immediately after the Corporate Transaction, beneficially own, in the aggregate, directly or indirectly, at least 70% of the combined voting power of the outstanding voting securities of the successor or resulting corporation, ultimate parent corporation or other entity resulting from such Corporate Transaction, where the term "beneficially own" shall be used as in Sections 13(d) and 14(d) of the Securities Exchange Act, or

  (4)
  the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least 70% of the combined voting power of the voting securities of which (or the ultimate parent corporation of which) is owned by stockholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

  The Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this definition or determine that it does not apply to a specific transaction that would otherwise be a Change in Control at any time prior to the date of a Change in Control. The provisions and application of this definition may not be terminated, amended or modified and the Committee may not waive its application to a specific transaction, however, on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the written consent of each Participant with respect to such Awards made to such Participant.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Committee" means the Organization and Compensation Committee of the Board of Directors described in Section 4 or any committee or other person or persons designated by the Board of Directors to administer the Plan.

  "Common Stock" means the Corporation's authorized Common Stock, par value $0.10 per share, except as this definition may be modified as provided in Section 13.

  "Consultant" means an individual who is a consultant to the Corporation or a Subsidiary and who resides in the United States of America.

  "Continuing Director" means a director of the Corporation who is serving as such on the Effective Date and any person who is approved as a nominee or elected to the Board of Directors by a majority of the Continuing Directors who are then members of the Board of Directors of the Corporation.

  "Corporate Transaction" means a reorganization, merger, consolidation, sale of all or substantially all the Corporation's assets, or other corporate transaction involving the Corporation.

  "Corporation" means Sealed Air Corporation, a Delaware corporation, or any successor thereto.

  "Date of Termination" means the first day occurring on or after the date of grant of an Award on which the Participant is not performing services as an Employee or Consultant, regardless of the reason for the cessation of services; provided that a cessation of services shall not be deemed to occur by reason of a transfer of a Participant between the Corporation and a Subsidiary or between two Subsidiaries; and further provided that a Participant's services shall not be considered terminated while the Participant is on an approved leave of absence from the Corporation or a Subsidiary.

  "Director" means any member of the Board of Directors who is not an Employee.

  "Disability" shall mean permanent and total disability as determined in each case by the Committee in its discretion, which determination shall be final.

  "Effective Date" shall have the meaning set forth in Section 23.

  "Employee" means any employee of the Corporation or a Subsidiary who is receiving remuneration for personal services rendered to the Corporation or Subsidiary, including any such person who is an officer of the Corporation or Subsidiary, other than (1) solely as a director of the Corporation or a Subsidiary, (2) as a consultant, (3) as an independent contractor, (4) as an individual who is a "leased employee" within the meaning of Code section 414(n), or (5) any other individual engaged by the Corporation or Subsidiary in a relationship that the Corporation in its sole discretion characterizes as other than an employment relationship or who has waived his rights to coverage as an employee.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" as of any specified date means the closing sale price of the Common Stock on the New York Stock Exchange—Composite Tape on such date or, if there are no sales on such date, on the next preceding day on which there are sales. If the Common Stock ceases to be listed on the NYSE, Fair Market Value shall be determined in such manner as shall be selected by the Committee.

  "NYSE" means the New York Stock Exchange.

  "Participant" means an Employee or Consultant selected by the Committee to receive an Award.

  "Performance-Based Exception" means the performance-based exception set forth in Code section 162(m)(4)(C) from the deductibility limitations of Code section 162(m).

  "Performance Goal" means a target based on Performance Measures that is established by the Committee in connection with a Performance Award; Performance Goals may be established on a corporate-wide basis or with respect to one or more business units, divisions, or Subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

  "Performance Measures" means criteria established by the Committee relating to any of the following: growth in net sales; operating profit; net earnings; measures of cash flow; measures of expense control; earnings before interest and taxes (commonly called EBIT); earnings before interest, taxes, depreciation and amortization (commonly called EBITDA); earnings per share; successful completion of strategic acquisitions, joint ventures or other transactions; measures of return on assets, return on invested capital or return on equity; shareholder value added (net operating profit after tax (NOPAT), excluding non-recurring items, less the Corporation's cost of capital); and the ratio of net sales to net working capital, or any combination of the foregoing goals. Performance Measures may be applied by excluding the impact of charges, credits and related costs for restructurings, discontinued operations, extraordinary items, debt redemption or retirement, and the cumulative effects of accounting changes, each as defined by U.S. generally accepted accounting principles, and other unusual or non-recurring items as defined by the Committee when the goals are established.

  "Performance Share Units" means an Award, subject to a Period of Restriction and achievement of Performance Goals, that is granted to a Participant under the Plan and provides for the right to receive a number of shares of Common Stock for each Performance Share Unit as specified in the Award Grant. Performance Share Units may be granted to Employees who are executive officers or key employees of the Corporation and its Subsidiaries.

  "Period of Restriction" means the period during which the transfer of shares of Restricted Stock or any other Award made under the Plan is limited based on the passage of time and the Restricted Stock or any other Award made under the Plan remains subject to a substantial risk of forfeiture, as provided in Section 7. Performance Share Units also remain subject to a substantial risk of forfeiture until the performance period has ended and the Committee has certified that the applicable Performance Goals have been achieved.

  "Plan" means this 2005 Contingent Stock Plan of Sealed Air Corporation.

  "Restricted Stock" means an Award of shares of Common Stock, subject to a Period of Restriction, that is granted to a Participant under the Plan. Unless and until any forfeiture of Restricted Stock, the Participant shall be entitled to receive cash dividends on such shares and shall be entitled to vote such shares.

  "Restricted Stock Unit" means an Award, subject to a Period of Restriction, that is granted to a Participant under the Plan and provides for the right to receive one share of Common Stock for each Restricted Stock Unit, as specified in the Award Grant. The Committee may provide that Restricted Stock Units receive dividend equivalents payable in cash in the event that a record date for payment of cash dividends payable on outstanding shares of Common Stock occurs between the Participant's execution of an Award Grant for Restricted Stock Units and the issuance of shares on account of such Restricted Stock Units following the end of the Period of Restriction.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Subsidiary" means any corporation, limited liability company, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Corporation, and any other business venture designated by the Committee in which the Corporation has a significant interest, as determined in the discretion of the Committee.

        Section 3.    Stock Available.    The aggregate number of Shares that may be issued to Participants pursuant to Awards granted under the Plan is 2,500,000 shares, subject, however, to adjustment in accordance with the provisions of Section 13. If any Common Stock issued under the Plan is reacquired by the Corporation due to a forfeiture described in Section 7 or in satisfaction of tax withholding with respect to an Award, the shares of Common Stock so acquired will again become available for Awards under the Plan. Any shares of Common Stock related to Awards that terminate by forfeiture, cancellation, or otherwise without the issuance of such shares shall again be available for Awards under the Plan. Cash Awards, which are paid in cash, do not count against the total amount of Common Stock that may be issued under the Plan, provided that Cash Awards may not be made during any calendar year measured in the aggregate by more than 50,000 shares of Common Stock. The maximum number of shares of Common Stock that may be granted as Performance Share Units to an Employee during any calendar year, aggregated with all other Awards made to such Employee during the same calendar year, is two-tenths of 1% (0.2%) of the issued and outstanding shares of the Corporation's Common Stock on January 1 of such calendar year. Shares issued under the Plan may be original issue shares, shares held in treasury, or shares reacquired by the Corporation under corporate repurchase programs, as determined by the Chief Executive Officer of the Corporation (or the Chief Executive Officer's designee) from time to time, unless otherwise determined by the Committee.

        Section 4.    Administration.    The Plan shall be administered by the Committee, which shall be composed of not less than three Directors chosen from time to time by the Board of Directors. No Director shall be eligible or continue to serve as a member of the Committee unless such person has been determined to be an "independent director" under applicable stock exchange standards and is an "outside director" within the meaning of regulations under Code section 162(m) and a "non-employee director" within the meaning of Exchange Act Rule 16b-3. In addition to the powers granted to the Committee as elsewhere set forth in the Plan and subject to the terms and conditions of the Plan, the Committee is authorized to interpret the Plan, to adopt and revise rules and regulations relating to the Plan and the conduct of the business of the Committee, and to take all actions and make all determinations that it believes necessary or advisable for the operation and administration of the Plan. All decisions and determinations by the Committee with respect to the Plan shall be final, binding and conclusive upon all parties, including the Corporation, its stockholders, Employees, Consultants, Participants and their estates and beneficiaries. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award made under the Plan. The Committee may delegate any of its duties and powers hereunder to the extent permitted by applicable law.

        Section 5.    Terms, Conditions and Form of Award Grants.    The Committee shall have exclusive authority, except as otherwise limited by the Plan, to select the Employees and Consultants to be granted Awards, to grant all Awards, to determine the time or times at which Awards will be granted and the type of Awards to be granted, to condition the grant of Awards to specific Participants upon achievement of performance measures under any other plan or program adopted by the Corporation, to determine the number of shares of Common Stock to be covered by an Award, to determine the time or times for the grant of Awards, to determine the limitations, restrictions and conditions applicable to each Award, to prescribe the form or forms of Award Grants (which need not be identical), and to have full authority with respect to all other matters relating to the Plan except those matters as are expressly reserved herein to the stockholders of the Corporation. In making determinations relating to Awards, the Committee may consult with and take into account the recommendations of the Chief Executive Officer of the Corporation with respect to Awards made to other Employees and Consultants. The Committee may also take into account the nature of the services rendered by such Employees and Consultants, their present and potential contributions to the Corporation's success and such other factors as the Committee in its sole discretion shall deem relevant. Awards need not be uniform among Participants. The receipt of an Award by a Participant shall not entitle that Participant to receive an Award in the future. The Committee shall inform the appropriate officers of the Corporation of its determinations, and such officers shall inform the Participant to whom an Award has been made of the grant of such Award. The Committee may authorize any officer of the Corporation to provide or enter into Award Grants or other agreements on behalf of the Corporation and to take all other action necessary or desirable to effectuate the determinations of the Committee.

        Section 6.    Acceptance of Award.    A Participant who has been granted an Award may accept the Award during the 60 day period beginning when written notice of the Award has been sent to the Participant, provided that the Participant is still an Employee or Consultant on the date of such acceptance. In order to accept any such Award, the Participant shall give written notice to the Corporation of such acceptance. The Participant also must execute and deliver to the Corporation an Award Grant and any additional documentation requested by the Corporation within the period specified by the Corporation. No Award shall be transferable by a Participant.

        Section 7.    Period of Restriction and Forfeiture of Awards.    Neither shares of Restricted Stock, nor any other Award made under the Plan, nor any interest therein shall be sold, transferred, pledged, or encumbered until the end of the Period of Restriction specified in the Award Grant. Except as provided below, the Period of Restriction shall begin on the date of the grant of an Award and end on the earlier of (i) the third anniversary of such date or such later date as the Committee shall determine or (ii) the date of a Change in Control. Any Award made under the Plan shall be forfeited on the Date of Termination of a Participant during the applicable Period of Restriction other than as a result of the Participant's death or Disability, unless the Committee shall affirmatively determine not to seek forfeiture of an Award as to all or part of the shares subject thereto and to permit such Award either to be paid immediately (in whole or in part) or to continue to vest during the remainder of the original Period of Restriction subject to satisfaction of conditions specified by the Committee, which determination must be made no later than 90 days following the Participant's Date of Termination. Any such determination shall be communicated to the Chief Executive Officer or other appropriate officer of the Corporation, who shall be authorized to take any and all action necessary to effectuate such decision.

        Section 8.    Performance Share Units.    The Committee may make Awards consisting of Performance Share Units containing such terms and conditions and subject to such restrictions and contingencies as the Committee shall determine, subject to the terms of the Plan. Performance Share Units shall be conditioned on the achievement of Performance Goals, based on one or more Performance Measures, as determined by the Committee, over a performance period not less than one year prescribed by the Committee. For Performance Share Units made to Employees that are designed to qualify for the Performance-Based Exception, the grant of the Performance Share Units and the determination of Performance Goals shall be made by the Committee during the applicable periods required under Code section 162(m) and the Committee shall certify achievement of the applicable Performance Goals prior to issuance of shares under each Award of Performance Share Units as required under Code section 162(m). With respect to Awards of Performance Share Units that are designed to qualify for the Performance-Based Exception, the Committee shall have the discretion to adjust the Awards downward but not upward. If a Change in Control occurs after a Performance Share

Unit has been granted but before completion of the performance period, a pro rata portion of such Award may be paid as of the date of the Change in Control to the extent the Committee deems in its sole discretion that a pro rata portion of the Performance Goals have been achieved during the portion of the performance period completed as of the date of the Change in Control.

        Section 9.    Issuance of Shares of Common Stock to Participants.    All shares of Common Stock issued as Restricted Stock under the Plan shall, so long as the risk of forfeiture imposed by the Plan remains in effect, be represented by certificates with restrictive legends and shall be subject to stop-transfer orders. Any certificate representing shares of Restricted Stock that remain subject to forfeiture shall be held in custody by the Corporation. Participants may be required to execute stock powers or other similar instruments in order to facilitate the return to the Corporation of Restricted Stock upon forfeiture. Upon the forfeiture of any Restricted Stock, such shares of Common Stock represented by the Restricted Stock shall be transferred to the Corporation without further action by the Participant, unless the Committee in its sole discretion determines not to seek forfeiture of the Award in whole or in part. When (i) the Period of Restriction has ended (or the Committee has determined not to seek forfeiture following the Date of Termination of the Participant) with respect to an Award of Restricted Stock, Restricted Stock Units or Performance Shares Units, (ii) all other conditions and contingencies have been satisfied with respect to an Award of Performance Share Units and (iii) the Participant has complied with any tax withholding requirement described in Section 18, then the Participant may obtain from the Corporation a certificate or certificates or a statement from the Corporation representing such shares in book entry form, free of all restrictions except those that may be imposed by law.

        Section 10.    Government and Other Regulations and Restrictions.    The obligation of the Corporation to issue Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

        Section 11.    Registration of Shares.    The Corporation shall be under no obligation to register any shares of Common Stock under the Securities Act. However, an Award Grant may make appropriate and reasonable provision for the registration of Common Stock acquired thereunder. The Corporation, at its election, may undertake to pay all fees and expenses of each such registration, other than an underwriter's commission, if any.

        Section 12.    No Rights in Common Stock.    No Participant shall have any interest in or be entitled to any voting rights or dividends or other rights or privileges of stockholders of the Corporation with respect to any shares of Common Stock unless, and until, shares of Common Stock are actually issued to such Participant following execution of an Award Grant and, for an Award of Restricted Stock Units or Performance Share Units, after the end of the Period of Restriction and, if applicable, upon the Committee's certification of achievement of any Performance Goals and other conditions established by the Committee, and then only from the date the Participant becomes the record owner thereof.

        Section 13.    Adjustments.    In the event of any change in corporate capitalization, such as a stock dividend, split-up, combination of shares, or reclassification, or a corporate transaction, such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization, or any partial or complete liquidation of the Corporation, such adjustment shall be made in the number and class of shares that may be issued under the Plan and in the number and class of and/or price of shares subject to outstanding Awards granted under the Plan as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

        Section 14.    Successors.    The provisions of the Plan shall be binding upon and inure to the benefit of all successors of any person receiving Common Stock of the Corporation under the Plan, including, without limitation, the estate of such person and the executors, administrators or trustees thereof, the heirs and legatees of such person, and any receiver, trustee in bankruptcy or representative of creditors of such person.

        Section 15.    Corporation's Right to Terminate Employment.    Nothing contained in the Plan or in any Award Grant shall confer upon any Participant a right to continue in the employ of or as a consultant to the Corporation or a Subsidiary or interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of any Employee or the consulting relationship of any Consultant at any time, whether with or without cause.

        Section 16.    Effect on Compensation.    Awards received by Participants shall not be deemed a part of any Participant's compensation for purposes of determining such Participant's payments or benefits under any benefit plan, severance program, or severance pay law of the Corporation, any Subsidiary or any country.

        Section 17.    Plan Unfunded.    The Plan shall be unfunded. The Corporation will not create any trust or separate fund in connection with the Plan. Neither the Corporation nor any of its Subsidiaries shall have any obligation to set aside funds or segregate assets to ensure the payment of any Award. The Plan shall not establish any fiduciary relationship between the Corporation, any of its Subsidiaries and any Participant or other person. To the extent any person holds any rights by virtue of an Award under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation and its Subsidiaries.

        Section 18.    Tax Withholding.    Each Award Grant incident to the Plan shall make appropriate provisions for the withholding of any federal, state or local taxes and any other charges that may be required by law to be withheld by reason of an Award, the issuance of Common Stock under the Plan or the reacquisition of such Common Stock by the Corporation. The Corporation may cause all or any portion of any tax withholding obligation or other charges described in the preceding sentence to be satisfied by the Corporation withholding from the shares of Common Stock covered by an Award a number of shares (rounded down to the nearest whole share) with an aggregate Fair Market Value on the date that such withholding obligation arises equal to the aggregate amount of such taxes and other charges. Regardless of any other provision of the Plan, the Corporation may refuse to issue or to deliver to the Participant certificates or a book entry statement representing shares covered by an Award until the Participant to whom the Award was made complies with any withholding obligation.

        Section 19.    Action by Corporation.    Neither the existence of the Plan nor the issuance of Common Stock pursuant thereto shall impair the right of the Corporation or its stockholders to make or effect any adjustments, recapitalizations or other change in the Common Stock referred to in Section 13, any change in the Corporation's business, any issuance of debt obligations or stock by the Corporation or any grant of options on stock of the Corporation.

        Section 20.    Termination and Amendment of the Plan.    The Committee shall have complete power and authority to amend, suspend or terminate the Plan and, if suspended, reinstate any and all provisions of the Plan except that without further approval of the stockholders of the Corporation and except as otherwise provided in Section 13, the number of shares available for issuance under the Plan and the class of individuals eligible for Awards shall not be expanded. In addition, the Corporation will obtain approval of the stockholders of the Corporation of any amendment to the Plan for which the Exchange Act or the rules of the NYSE requires approval by the stockholders of the Corporation or to the extent the Committee otherwise determines that stockholder approval is required under applicable law. The Plan shall have a term of ten years from its Effective Date, provided, that the Plan shall terminate earlier if no additional shares of Common Stock remain available for Awards under the Plan. In the event of Plan termination or expiration, any then-outstanding Award shall remain in effect under the terms of its Award Grant.

        Section 21.    Foreign Jurisdictions.    The Committee may, from time to time, adopt, amend and terminate under the Plan such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of laws of any foreign jurisdiction to Participants who are subject to such laws and who receive Awards under the Plan.

        Section 22.    Applicable Law.    The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States to the extent applicable, and to the extent such laws are not applicable, by the laws of the state of Delaware.

        Section 23.    Effective Date.    The Plan shall become effective as of May 20, 2005 (the "Effective Date") if it is approved by vote of the stockholders of the Corporation at the 2005 Annual Meeting of Stockholders. On and after the Effective Date, no Awards shall be granted under the Contingent Stock Plan of Sealed Air Corporation.

        Section 24.    Compliance With Code Section 409A.    It is not intended that Awards under the Plan shall be subject to the requirements of Code Section 409A because Awards generally will be payable as soon as administratively practicable after the Award becomes vested. However, to the extent that Code Section 409A does apply to an Award, the Plan is intended to comply with Code Section 409A, and official guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent.

ANNEX E

SEALED AIR CORPORATION
PERFORMANCE-BASED COMPENSATION PROGRAM
AS AMENDED EFFECTIVE FOR THE 2005 FISCAL YEAR

        In order to entitle Sealed Air Corporation (the "Corporation") to deduct for U.S. income tax purposes the compensation expense resulting from certain performance-based compensation provided to certain officers and other eligible employees (as defined below) pursuant to awards under the Corporation's 2005 Contingent Stock Plan or under annual cash bonus arrangements, the following are the terms under which such awards may be granted to such eligible employees as provided in Internal Revenue Code Section 162(m) and the regulations thereunder, as the same may be amended from time to time ("Section 162(m)"):

I.    Eligible Employees:

        The class of employees eligible for awards under this program ("eligible employees") consists of the chief executive officer of the Corporation, the other four most highly compensated executive officers of the Corporation, and other officers and key employees of the Corporation or any of its subsidiaries selected by the committee of the Board of Directors (the "Committee") that is authorized by the Board of Directors to establish and administer performance goals under this program. The Committee will be comprised of "outside directors" as that term is defined in Section 162(m).

II.    Performance-Based Awards of Common Stock:

        Performance-based awards payable in shares of the Corporation's Common Stock under the 2005 Contingent Stock Plan of Sealed Air Corporation or a successor plan can be made based upon achievement of pre-established objective goals during a performance period (which may be the calendar year) established by the Committee, consistent with the requirements of Section 162(m). If such goals are achieved, then an eligible employee may be granted one or more awards payable in shares of Common Stock under the 2005 Contingent Stock Plan during the 12-month period following the performance period in an aggregate amount up to the pre-established award level.

        The maximum amount of performance-based awards payable in shares of the Corporation's Common Stock under the 2005 Contingent Stock Plan to any eligible employee under this program during any 12-month period may not exceed two-tenths of 1% (0.2%) of the issued and outstanding shares of the Corporation's Common Stock at the beginning of such period. The Committee retains the sole and exclusive discretion to set pre-established award levels for awards under the Corporation's 2005 Contingent Stock Plan at an amount less than the maximum level specified in the prior sentence and to reduce (including a reduction to zero) any award payable in shares of Common Stock under the 2005 Contingent Stock Plan that is otherwise payable under the program.

III.    Performance-Based Awards of Cash:

        Performance-based awards of cash under the Corporation's annual cash bonus arrangements can be made to eligible employees based upon achievement of pre-established objective goals during a calendar year performance period. If such goals are achieved, the eligible employee may be granted an annual cash bonus for such year in an amount of up to the greater of one percent (1%) of the Corporation's net earnings for that fiscal year or $1 million, provided, however, that the Committee in its sole and exclusive discretion may reduce (including a reduction to zero) any award to be made in cash to any eligible employee that is otherwise payable under the program for such year. At the sole and exclusive discretion of the Committee, an annual cash bonus may be paid although such goals have not been achieved if the eligible employee dies or becomes disabled during the performance period or a "change in control" (as defined in the 2005 Contingent Stock Plan) occurs during the performance period.

IV.    Pre-established Objective Goals:

  A.
  Performance-based awards under this program will require attainment of objective, pre-established goals based on one or more of the following criteria: growth in net sales; operating profit; net earnings; measures of cash flow; measures of expense control; earnings before interest and taxes (commonly called EBIT); earnings before interest, taxes, depreciation and amortization (commonly called EBITDA); earnings per share; successful completion of strategic acquisitions, joint ventures or other transactions; measures of return on assets, return on invested capital or return on equity; shareholder value added (net operating profit after tax (NOPAT), excluding non-recurring items, less the Corporation's cost of capital); and the ratio of net sales to net working capital, or any combination of the foregoing goals. Goals may be established on a corporate-wide basis or with respect to one or more business units, divisions or subsidiaries, and may be either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. For the purpose of determining whether a goal has been attained, the Committee may exclude the impact of charges, credits and related costs for restructurings, discontinued operations, extraordinary items, debt redemption or retirement, and the cumulative effects of accounting changes, each as defined by U.S. generally accepted accounting principles, and other unusual or non-recurring items as defined by the Committee when the goals are established.

  B.
  Pre-established goals and award levels will be established by the Committee in writing during the first 90 days of the performance period (or during the first 25% of the performance period if the performance period is less than a year), provided that the outcome is substantially uncertain at the time the Committee establishes the goal. Except as specified in this program, performance goals may not be changed once set. No awards under the 2005 Contingent Stock Plan or cash payments will be made until the Committee has certified that the performance goals have been met.

V.    Additional Provisions:

  A.
  The limits on awards made under the 2005 Contingent Stock Plan and in cash are cumulative, that is, the Corporation may grant to any eligible employee in any year awards up to the specified limits both for Common Stock and for cash. While the limits are annual, performance-based awards need not be made every year, and the Committee shall have the discretion to determine the intervals between successive performance-based awards.

  B.
  In the event of any change in the Corporation's capitalization, such as through a stock split, stock dividend, recapitalization, merger or consolidation, appropriate adjustments will be made by the Board of Directors to the maximum amount of performance-based awards payable in shares of the Corporation's Common Stock during any 12-month period to an eligible employee, to the pre-established award level for any award payable in shares of the Corporation's Common Stock, to the amount of any performance-based award payable in shares of the Corporation's Common Stock that has been approved by the Committee before such change occurred but not yet made as of such change, and to any pre-established goal that is based upon the Corporation's capitalization, such as earnings per share.

  C.
  The Committee shall be entitled at its discretion to approve awards under the 2005 Contingent Stock Plan, cash bonuses or compensation under any other compensation plan or arrangement that does not meet the requirements of Section 162(m) and thus may be partly or fully non-deductible by the Corporation for U.S. income tax purposes.

  D.
  Except as provided above and subject to the stockholder approval requirements of Section 162(m), the Committee shall have complete power and authority to amend, suspend

E-2

    or terminate any or all terms of the performance-based compensation program, except that it may not alter performance goals or increase pre-established award levels once they have been established for a performance period. The Committee shall have full authority to administer the performance-based compensation program and to interpret the program's terms and establish rules for the administration of the program, although the Committee may consider recommendations from the Chief Executive Officer of the Corporation or from directors who are not members of the Committee. The Committee's determinations under the program shall be final.

  E.
  An eligible employee's rights and interests under the program may not be assigned or transferred by the eligible employee. To the extent an eligible employee acquires a right to receive an award under the program, such right shall be no greater than the right of any unsecured general creditor of the Corporation. Nothing contained in the program shall be deemed to create a trust of any kind or any fiduciary relationship between the Corporation and an eligible employee. Designation as an eligible employee under the program shall not entitle the employee to continued employment with or, if applicable, continuation as an officer of the Corporation or any of its subsidiaries.

  F.
  The program shall be construed and governed in all respects under the laws of the United States to the extent applicable and, to the extent such laws are not applicable, under the laws of the State of New Jersey.

        The foregoing terms of the amended performance-based compensation program shall become effective as of the Corporation's 2005 fiscal year, subject to the approval by the affirmative vote of a majority of votes cast by the stockholders of the Corporation at the 2005 annual meeting of stockholders.

E-3

DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

Saddle Brook Marriott
Garden State Parkway at I-80
Saddle Brook, New Jersey 07663-5894
(201) 843-9500

        LOCATION:    Located at the intersection of the Garden State Parkway and Interstate 80 ("I-80"), approximately 10 miles west of New York City, in an area served by Newark, LaGuardia and JFK International airports.

        FROM THE NORTH:    Traveling South on the Garden State Parkway—Take the I-80 exit (Exit No. 159) toward Saddle Brook/Paterson/George Washington Bridge. Keep right. Take the first right off the exit road following signs for Saddle Brook. Keep right and merge onto Molnar Drive. Keep right at the fork on Molnar Drive and merge onto Midland Avenue. Make "jug handle" turn from Midland Avenue onto New Pehle Avenue. Hotel will be on your left at the corner of New Pehle Avenue and Pehle Avenue.

        FROM THE EAST:    Traveling West on I-80—Take the Garden State Parkway/Saddle Brook exit (Exit No. 62) from the local lanes toward Saddle Brook. Follow signs toward the Garden State Parkway North and then take the Saddle Brook/Midland Avenue exit (the last exit before the Parkway). Come around off ramp. Bear right and merge onto Pehle Avenue. Proceed on Pehle Avenue. Hotel will be on your left at the corner of Pehle Avenue and New Pehle Avenue.

        FROM THE SOUTH:    Traveling North on the Garden State Parkway—Take the I-80 exit (Exit No. 159) toward Saddle Brook/G. Washington Bridge. Keep right. Follow the I-80 West/Saddle Brook sign onto New Pehle Avenue. Hotel will be on your immediate right.

        FROM THE WEST:    Traveling East on I-80—Take the Garden State Parkway/Saddle Brook/Saddle River Road exit (Exit No. 62A-B) toward Saddle Brook. Then take the Garden State Parkway/Saddle Brook exit (Exit No. 62A) toward Saddle Brook. Follow signs toward the Garden State Parkway North and then take the Saddle Brook/Midland Avenue exit (the last exit before the Parkway). Come around off ramp. Bear right and merge onto Pehle Avenue. Proceed on Pehle Avenue. Hotel will be on your left at the corner of Pehle Avenue and New Pehle Avenue.

SEALED AIR CORPORATION
PROXY/VOTING INSTRUCTION CARD
FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints William V. Hickey, David H. Kelsey and H. Katherine White, or a majority of them as shall act (or if only one shall act, then that one) (the "Proxy Committee"), proxies with power of substitution to act and vote at the Annual Meeting of Stockholders of Sealed Air Corporation (the "2005 Annual Meeting") to be held at 10:00 a.m., Eastern Time, on May 20, 2005 at the Saddle Brook Marriott, Garden State Parkway at I-80, Saddle Brook, New Jersey 07663-5894 and at any adjournments thereof. The Proxy Committee is directed to vote as indicated on the reverse side and in their discretion upon any other matters that may properly come before the 2005 Annual Meeting.

        If the undersigned is a participant in Sealed Air Corporation's Profit-Sharing Plan or its 401(k) Thrift Plan and has stock of Sealed Air Corporation allocated to his or her account, the undersigned instructs the trustee of such plan to vote such shares of stock, in person or by proxy, in accordance with the instructions on the reverse side at the 2005 Annual Meeting and any adjournments thereof and in its discretion upon any other matters that may properly come before the 2005 Annual Meeting. The terms of each plan provide that shares for which no voting instructions are received will be voted in the same proportion as shares are voted for participants who provide voting instructions. The plan trustee will vote the allocated shares in each plan as directed by each participant who provides voting instructions to it before 5:00 p.m. (Eastern Time) on May 17, 2005.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED ON THE REVERSE SIDE.
(Continued and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

        The Board of Directors recommends a vote for election of all Directors and for Proposals 2, 3 and 4. If no choice is specified, this proxy when properly signed and returned will be voted FOR election of all Directors and FOR Proposals 2, 3 and 4. Please date and sign and return this proxy promptly.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐

1.	Election of Directors:	FOR ☐	WITHHELD ☐
Nominees:
01	Hank Brown	06	William V. Hickey
02	Michael Chu	07	Jacqueline B. Kosecoff
03	Lawrence R. Codey	08	Kenneth P. Manning
04	T. J. Dermot Dunphy	09	William J. Marino
05	Charles F. Farrell, Jr.
For, except vote withheld from the following nominee(s):

2.	Approval of the 2005 Contingent Stock Plan of Sealed Air Corporation	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Approval of the Performance-Based Compensation Program of Sealed Air Corporation as amended	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Ratification of the appointment of KPMG LLP as the independent auditor for the year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	In accordance with the Proxy Committee's discretion, upon such other matters as may properly come before the meeting.

The signer hereby revokes all proxies previously given by the signer to vote at the 2005 Annual Meeting and any adjournments and acknowledges receipt of Sealed Air Corporation's Proxy Statement for the 2005 Annual Meeting.

Choose MLink (SM) for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to InvestorServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
PLEASE MARK THIS BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING. ☐
Signature(s)	Date

NOTE: Please sign EXACTLY as name appears above. When signing on behalf of a corporation, estate, trust or other stockholder, please give its full name and state your full title or capacity or otherwise indicate that you are authorized to sign.

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 p.m. Eastern Time, the day prior to annual meeting day (except see the date on the reverse side for voting with respect to allocated shares held through Sealed Air Corporation's Profit-Sharing Plan or its 401(k) Thrift Plan).

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/see		1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING!

Please note that Internet and telephone voting is not available to shareholders who have not exchanged their W. R. Grace & Co. ("Old Grace") shares issued prior to March 31, 1998 (Cusip #383911 10 4) for shares of Sealed Air Corporation.
You may vote those shares using the attached proxy card. To vote please mark, date and sign your proxy card and return it in the enclosed postage-paid envelope.

For information regarding the exchange of Old Grace shares, please contact our Stock Transfer Agent, Mellon Investor Services LLC. Their contact information can be located in the enclosed Sealed Air Corporation 2004 Annual Report to Stockholders.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 20, 2005
CONTENTS
GENERAL INFORMATION
VOTING PROCEDURES
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; STATUS OF MEMBERS
DIRECTOR COMPENSATION
ELECTION OF DIRECTORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
VOTING SECURITIES
EXECUTIVE COMPENSATION
COMMON STOCK PERFORMANCE COMPARISONS
EQUITY COMPENSATION PLAN INFORMATION
APPROVAL OF THE 2005 CONTINGENT STOCK PLAN OF SEALED AIR CORPORATION
APPROVAL OF THE PERFORMANCE-BASED COMPENSATION PROGRAM OF SEALED AIR CORPORATION AS AMENDED
SELECTION OF INDEPENDENT AUDITOR
PRINCIPAL INDEPENDENT AUDITOR FEES
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
REPORT OF THE COMPANY'S AUDIT COMMITTEE
STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
OTHER MATTERS
POLICY AND PROCEDURE FOR STOCKHOLDER NOMINATIONS TO THE BOARD
QUALIFICATIONS FOR NOMINATION TO THE BOARD
DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS Saddle Brook Marriott Garden State Parkway at I-80 Saddle Brook, New Jersey 07663-5894 (201) 843-9500
SEALED AIR CORPORATION PROXY/VOTING INSTRUCTION CARD FOR 2005 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS